UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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104 Coleman Boulevard

Savannah, Georgia 31408

(912) 236-1561

April 16, 2021

Dear Citi Trends Stockholders,

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at 9:00 a.m., Eastern Time, on June 2, 2021. This year, in light of the unprecedented impact of the coronavirus (COVID-19), we will conduct our Annual Meeting in a virtual format, via live audio webcast at www.virtualshareholdermeeting.com/CTRN2021. We believe that a virtual meeting will provide meaningful stockholder access and participation and also protect the health and safety of our stockholders, employees and other stakeholders. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, we will be pleased to report on the affairs of the Company.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the virtual annual meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the internet, by telephone or if, you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the annual meeting.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Very truly yours,

/s/ Peter R. Sachse

Peter R. Sachse
Executive Chairman of the Board of Directors

Citi Trends, Inc.

104 Coleman Boulevard

Savannah, Georgia 31408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 2, 2021

To Citi Trends Stockholders:

You are cordially invited to attend the virtual annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held on June 2, 2021, at 9:00 a.m., Eastern Time. This will be a virtual meeting only, via live audio webcast at www.virtualshareholdermeeting.com/CTRN2021. Please note that there is no in-person annual meeting for you to attend.

The Annual Meeting is being held for the following purposes:

1.	To elect the seven nominees named in the proxy statement to the board of directors to serve as directors whose terms will expire at the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in the proxy statement;
3.	To vote to approve the Citi Trends, Inc. 2021 Incentive Plan;
4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022; and
5.	To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 5, 2021, the record date for the Annual Meeting.

To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CTRN2021 and enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card.

On April 16, 2021, we expect to release the proxy materials to our stockholders and to send to these stockholders (other than those stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2020 Annual Report, and how to vote through the Internet or by telephone.

YOUR VOTE IS IMPORTANT. Regardless of whether you plan to attend the virtual only meeting, please take a few minutes now to vote your shares as described in the Notice of Internet Availability of Proxy Materials so that your shares may be represented and voted at the Annual Meeting. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

By Order of the Board of Directors,

/s/ David N. Makuen

David N. Makuen
Chief Executive Officer
April 16, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 2, 2021: The Proxy Statement and our 2020 Annual Report are available at http://ir.cititrends.com/annualproxy.cfm

2021 PROXY STATEMENT AT A GLANCE

The following executive summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting at the 2021 annual meeting of stockholders.

Annual Meeting of Stockholders

Time and Date:	June 2, 2021; 9:00 a.m. Eastern Time
Means:

Via live audio webcast at www,virtualshareholdermeeting.com/CTRN2021. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to participate in the virtual Annual Meeting. You may view the Annual Meeting without the control number.

Record Date:	Stockholders as of the close of business on April 5, 2021 are entitled to vote.
Attendance:	Please see the instructions on Page 3 of this proxy statement.

Meeting Agenda and Voting Matters

	Board's Voting
Proposal	Recommendation	Page Reference
1.Election of Directors	FOR ALL nominees	8
2.Advisory Vote to Approve Executive Compensation	FOR	40
3.Vote to Approve 2021 Incentive Plan	FOR	44
4.Ratification of Independent Registered Public Accounting Firm Appointment	FOR	50

– PROPOSAL 1 –

Director Nominees for Election

		Director			Other Current
Name and Principal Position	Age	Since	Independent	Committees	Public Co. Boards
Brian P. Carney	60	2007	Yes	AC (Chair), CC, NCGC, CSR	0
Jonathan Duskin	53	2017	Yes	AC, CC, NCGC, CSR	1
David N. Makuen	53	2020	No	—	0
Peter R. Sachse	63	2019	No	—	0
Kenneth D. Seipel	60	2019	Yes	NCGC (Chair), AC, CC, CSR	0
Laurens M. Goff	48	2013	Yes	CC (Chair), AC, NCGC, CSR	0
Margaret L. Jenkins	69	2017	Yes	CSR (Chair), AC, CC, NCGC	0

AC: Audit Committee	CC: Compensation Committee
NCGC: Nominating and Corporate Governance Committee	CSR: Corporate Social Responsibility Committee

Attendance:	Each director nominee who is currently a Board member attended more than 97% of the eligible board and committee meetings in 2020.

Corporate Governance Highlights:

Board of Directors:

•

Board composed of a super-majority of independent directors

•

Separate the roles of Chairman and Chief Executive Officer

•

Annual election of directors

•

Majority voting standard for uncontested director elections

•

Annual Advisory vote to approve executive compensation

•

Diverse board of directors in terms of background, professional experience and skills

•

Recent board refreshment with five new directors in the past four years

•

Average tenure of our board of directors is 4.6 years

•

Independent directors meet regularly in executive session without management present

•

Committees composed entirely of independent directors

•

Annual board of directors and committee self-evaluations

•

Risk oversight by full board of directors and committees

•

Recruiting to improve diversity, with our Nominating and Governance committee currently conducting a formal search for an ethnically diverse candidate.

Stockholder Interest:

•

Majority voting standard for uncontested director elections

•

Annual advisory vote to approve executive compensation

•

Annual vote to ratify independent auditors

•

Company policy against hedging, short-selling and pledging by directors, officers and employees

Corporate Social Responsibility Highlights:

•

Formation of a new Corporate Social Responsibility Committee of the Board to oversee the Company’s policies, initiatives, and strategies with respect to environmental, social and governance matters

•

Formation of a management-level Corporate Social Responsibility Task Force that reports to the Corporate Social Responsibility Committee of the Board on corporate social responsibility topics and policies, risks, trends, and performance

•

Formation of CITIcares (cares – Citi Trends Against Racism Employee Solutions) Council

– PROPOSAL 2 –

Advisory Vote to Approve Executive Compensation

We are requesting that our stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal was supported by approximately 97%, 89%, and 98% of the votes cast in each of 2020, 2019, and 2018, respectively. Please see the Compensation Discussion and Analysis, Summary Compensation Table, and other tables and disclosures beginning on page 24 of this proxy statement for a full discussion of our executive compensation program. Below are a few highlights of compensation governance practices.

Our Executive Compensation Practices (What We Do):

•

Stock ownership guidelines have been adopted for the Company’s executive officers and directors.

•

A compensation clawback policy is applicable to the Company’s executive officers.

•

A significant portion of named executive officer compensation is performance-based.

•

The Compensation Committee reviews “tally sheets” to understand total compensation calculations in connection with making compensation decisions.

Executive Compensation Practices Not Implemented (What We Don’t Do):

•

No excise tax gross-ups are provided.

•

Executive officers and directors, through the Company’s anti-hedging policy, are not permitted to engage in certain transactions such as puts, calls or other derivatives relating to the Company’s securities.

•

We have never repriced underwater stock options.

•

We do not pay dividends on unvested stock awards.

– PROPOSAL 3 –

Vote to Approve 2021 Incentive Plan

We are requesting that our stockholders approve the 2021 Incentive Plan to enable the Company to continue making equity compensation grants that will serve as incentives to recruit and retain key employees and qualified directors, and to continue aligning the interests of its employees and directors with stockholders

– PROPOSAL 4 –

Ratification of Independent Registered Public Accounting Firm Appointment

We are requesting that our stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022. Fees paid to our independent registered public accounting firm over the past two years were as follows:

Type of Fees	2020	2019
Audit Fees	$865,000	$913,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$865,000	$913,000

CITI TRENDS, INC.
104 Coleman Boulevard
Savannah, Georgia 31408

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on June 2, 2021

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on June 2, 2021. This proxy statement, the accompanying form of proxy card and the annual report to stockholders are first being made available to our stockholders on or about April 16, 2021.

The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 104 Coleman Boulevard, Savannah, Georgia 31408, and our telephone number is (912) 236-1561.

The terms “Citi Trends” or the “Company” (as well as the words “we,” “us” and “our”) refer to Citi Trends, Inc. References to “you” or “your” refer to our stockholders.

In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

When and how will the virtual only annual meeting be held?

The annual meeting will be held on Wednesday, June 2, 2021 at 9:00 a.m., Eastern Time. The annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

You will be able to attend the annual meeting online by visiting www.virtualshareholdermeeting.com/CTRN2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions obtained in the manner prescribed by your nominee. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders.

Why did I receive a Notice of Internet Availability of Proxy Materials but no proxy materials?

As permitted by the SEC, we are making this proxy statement and our Annual Report on Form 10-K available to our stockholders electronically via the internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this proxy statement and our Annual Report on Form 10-K and how to vote online or submit your proxy over the internet or by telephone. You will not receive a printed copy of the proxy materials in the mail unless you request one, which you may do by following the instructions contained in the notice. We encourage you to take advantage of the electronic availability of proxy materials to help reduce the cost and environmental impact of the annual meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice of Internet Availability of Proxy Materials or set of proxy materials, please submit your proxy by phone, via the internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

What can I vote on at the annual meeting?

The matters scheduled to be voted on at the annual meeting are:

(1)	The election of the seven nominees named in this proxy statement to our board of directors to serve as directors and hold office until the annual meeting of stockholders in 2022 and until their successors are duly elected and qualified (“Proposal 1”);
(2)	A non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement (“Proposal 2”);
(3)	The approval of the Citi Trends, Inc. 2021 Incentive Plan (the “2021 Incentive Plan”) (“Proposal 3”); and
(4)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022 (“Proposal 4”).

How does the board of directors recommend that I vote?

The board of directors unanimously recommends that you vote your shares (i) “FOR ALL” of the board of directors’ nominees named in this proxy statement to be elected to the board of directors, (ii) “FOR” the approval of the non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement, (iii) “FOR” the approval of the 2021 Incentive Plan, and (iv) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 5, 2021, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on April 5, 2021, there were a total of 9,418,042 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights.

What is the required vote for approval of each proposal?

In an uncontested election, nominees for director are elected by a majority of the votes cast at the annual meeting with respect to that director. That means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” In accordance with our bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the board of directors may accept if stockholders do not re-elect that director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the board of directors about whether to accept or reject the resignation, or whether to take other action instead. Within 90 days from the date that the election results were certified, the board of directors would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

In accordance with our bylaws, in a contested election, nominees for director are elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. An election is “contested” if, as of a date that is 14 days in advance of the date we file our definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”), the number of nominees exceeds the number of directors to be elected.

Approval of the non-binding, advisory resolution to approve the compensation of our named executive officers as set forth in this proxy statement approval of the 2021 Incentive Plan, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the annual meeting.

How many votes must be present to hold the annual meeting?

We will hold the annual meeting of stockholders if the number of shareholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting virtually. One-third of the shares of common stock outstanding and entitled to vote at the meeting present at the virtual meeting or by proxy will constitute a quorum. Abstentions and broker non-votes (described below) will be treated as present for purposes of establishing a quorum.

How do I vote?

If you received a Notice of Internet Availability of Proxy Materials, that notice provides instructions on how to vote by internet, by telephone or by requesting and returning a paper proxy card. You may submit your proxy voting instructions via the internet or telephone by following the instructions provided in the notice. The internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares, and to confirm that your voting instructions are properly recorded. If your shares are held in the name of a bank or a broker, the availability of internet and telephone voting will depend on the voting processes of the bank or broker. Therefore, we recommend that you follow the instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.

Although we encourage you to vote by proxy over the internet or by telephone prior to the annual meeting to ensure that your vote is counted, you can attend the virtual only annual meeting and vote your shares electronically if you are a stockholder of record on the record date by visiting www.virtualshareholdermeeting.com/CTRN2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions obtained in the manner prescribed by your nominee. If your shares are held in street name, then you may vote your shares electronically at the virtual annual meeting only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name.

How will your shares be voted?

If you properly complete your proxy card and send it to the Company prior to the vote at the annual meeting, or submit your proxy electronically by internet or by telephone before voting closes, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors: (i) FOR each of the nominees named in this proxy statement to serve as directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) FOR the approval of the compensation of our named executive officers for 2021, (iii) FOR the approval of the 2021 Incentive Plan; and (iv) FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: Proposal 1 (election of directors), Proposal 2 (“say on pay”), Proposal 3 (“approval of the 2021 Incentive Plan”), and Proposal 4 (ratification of the appointment of KPMG LLP). If other matters are properly presented at the annual meeting, the designated proxies will vote your shares in their discretion.

Can I change my mind and revoke my proxy?

Yes, so long as you are the record holder. To revoke a proxy given pursuant to this solicitation, you must:

●	change your vote via the internet or by telephone at a later date. To be effective, your vote must be received before 11:59 p.m., Eastern Time, on June 1, 2021, the day before the annual meeting;
●	provide us with a written notice of revocation dated later than the date of the proxy, which should be delivered to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, at or before the annual meeting; or
●	attend the virtual annual meeting and vote your shares electronically — note that virtual attendance at the annual meeting will not revoke a proxy if you do not actually vote at the annual meeting.

If you hold shares in “street name,” you should contact your broker, bank or other nominee regarding any change in voting instructions.

What is the difference between a “stockholder of record” and a “beneficial owner of shares held in street name?”

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.

What happens if I do not return a proxy or do not give specific voting instructions?

If you are a stockholder of record and you do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the virtual annual meeting to vote them electronically. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have the discretionary authority to vote your shares only on proposals that are considered “routine.” The only proposal at the annual meeting that is considered routine is the ratification of the appointment of our independent registered public accounting firm. All of the other proposals are considered “non-routine,” which means that your broker will not have the discretionary authority to vote your shares with respect to such proposals. Shares for which you do not provide voting instructions and a broker lacks discretionary voting authority are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of establishing a quorum, but whether they are counted for purpose of voting on proposals depends on the voting standard for the particular proposal.

Abstentions and broker non-votes will have no effect on the outcome of Proposal 1 (election of directors), Proposal 2 (“say on pay”), Proposal 3 (“approval of the 2021 Incentive Plan”), or Proposal 4 (ratification of the appointment of KPMG LLP).

What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Who will count the votes?

Broadridge will tabulate the votes.

Can I ask questions at the annual meeting?

Stockholders as of the record date or holders of valid proxies may submit questions online on the day of the Annual Meeting, beginning shortly before the start of the annual meeting at 8:45 a.m. ET and during the annual meeting, by logging in with the 16-digital control number at www.virtaulshareholdermeeting.com/CTRN2021. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to ask questions.

Our moderators will review questions received. We will answer questions during the annual meeting that are pertinent to the Company as time permits, questions and answers may be grouped by topic and substantially similar questions may be grouped and answered at once.

Who pays for the Company’s solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of the Company. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies for a fee of $6,000 plus reasonable out of pocket expenses. We will also reimburse brokerage houses, banks and other custodians or nominees holding shares in their names for others for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors, officers and employees may solicit proxies on our behalf in person, by telephone, by Internet or by other means of communication. None of these persons will receive any additional compensation for soliciting proxies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors, Brian P. Carney, Jonathan Duskin, Laurens M. Goff, Margaret L. Jenkins, David N. Makuen, Peter R. Sachse and Kenneth D. Seipel. In accordance with the Company’s bylaws and certificate of incorporation, our board determines the number of directors on our board, but such number cannot be less than five or more than nine. Our board has currently fixed the size of the board at seven members.

In 2018 the Company amended its’ Second Amended and Restated Certificate of Incorporation to declassify the board and to provide for the annual election of our directors. The amendments phased-in the declassification over three years and beginning with this 2021 annual meeting of stockholders all directors will be elected for one-year terms.

Our board of directors has nominated seven persons for election as directors to serve a one-year term expiring at the annual meeting of stockholders held in 2022 or until an earlier resignation or retirement or until their successors are elected and qualified to serve. It is intended that the persons named as proxies on the proxy card will vote to elect the nominees listed below unless otherwise directed or authority to vote is withheld.

The nominees have consented to be named in this proxy statement, stand for election and serve as directors if elected. However, if any nominee named herein is unable to serve or for good cause will not serve as a director at the annual meeting, it is intended that shares represented by the proxy card will be voted for the election of the other nominees named below and may be voted for any substitute nominee designated by our board of directors or, in lieu thereof, our board of directors may reduce the number of directors in accordance with the Company’s Third Amended and Restated Bylaws.

Nominees for Election as Directors

Brian P. Carney. Mr. Carney, age 60, has served as a director since 2007, and is Chairman of the Audit Committee and a member of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Corporate Social Responsibility Committee. Mr. Carney served as the Chairman of our board of directors from June 2019 to March 2020. Mr. Carney currently serves as Executive Vice President and Chief Financial Officer of Southeastern Grocers, Inc., a grocery retailer, a position he has held since 2005. Prior to that time, Mr. Carney served as Executive Vice President and Chief Financial Officer of Jo-Ann Stores, Inc., a specialty retailer, from 1997 to 2005, as Senior Vice President of Finance of Revco, D.S., Inc., a drug store retailer, from 1989 to 1997, and as an Audit Manager with Arthur Andersen & Co., a public accounting firm, from 1982 to 1989.

On March 23, 2009, BI-LO Holding, LLC, a wholly owned subsidiary of Southeastern Grocers, LLC, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. BI-LO Holding, LLC emerged from Chapter 11 through a plan of reorganization on May 12, 2010. On March 15, 2018, Southeastern Grocers, LLC, entered into a Restructuring Support Agreement with a group of creditors collectively holding 80% of its unsecured notes and its private equity sponsor regarding the terms of a comprehensive financial restructuring. Under the terms of the agreement, Southeastern Grocers, LLC filed pre-packaged plans of reorganization and commenced voluntary cases under Chapter 11 of the U.S. Bankruptcy Code. On May 31, 2018, Southeastern Grocers, Inc. announced that it had successfully completed its financial restructuring and emerged from Chapter 11.

Mr. Carney’s financial, accounting and audit experience with publicly reporting retail companies and a public accounting firm, as well as his performance as a member of the board of directors of Citi Trends, qualifies him to serve on our board of directors.

Jonathan Duskin. Mr. Duskin, age 53, has served as a director since May 2017, and is a member of the Audit Committee, the Compensation Committee the Nominating and Corporate Governance Committee, and the Corporate Social Responsibility Committee. Since March 2020, Mr. Duskin has served as the lead independent director of our board of directors. Since July 2009, Mr. Duskin has served as the Chief Executive Officer of Macellum Capital Management, LLC, which operates a New York-based pooled investment fund. From 2005 to 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm, and from 2002 to 2005, Mr. Duskin served as a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From 1998 to 2002, Mr. Duskin served as a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the board of directors of Christopher & Banks Corporation and previously served on the boards of directors of The Wet Seal, Inc., Whitehall Jewelers, Inc. and Furniture.com Inc.

Mr. Duskin’s considerable business, financial services and retail investment expertise, having provided financial services to a variety of public and private companies, as well as his prior service on the boards and committees of public companies and his familiarity with the retail industry, qualifies Mr. Duskin to serve on our board of directors.

Laurens M. Goff. Mr. Goff, age 48, has served as a director since November 2013, and is Chairman of the Compensation Committee and a member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Corporate Social Responsibility Committee. Mr. Goff is a co-founder and Managing Partner of Stone-Goff Partners, a private equity firm founded in 2010 that is focused on investing in private companies in the lower middle market. Prior to that, he was Managing Partner of Goff Management, a predecessor firm, which he founded in 2007. Mr. Goff began his career in the investment banking division of Furman Selz LLC. He subsequently joined Hampshire Equity Partners, a middle market buyout firm, where he spent over eight years sourcing, executing and managing private equity investments, including Citi Trends prior to its initial public offering in 2005.

Mr. Goff’s extensive business and financial experience described above, as well as his knowledge of Citi Trends attained from serving as a director and through his role at Hampshire where Citi Trends was a portfolio holding prior to the Company’s initial public offering, qualifies him to serve on our board of directors.

Margaret L. Jenkins. Ms. Jenkins, age 69, has served as a director since October 2017, and is Chair of the Corporate Social Responsibility Committee, and a member of the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee. Ms. Jenkins is a retired marketing and advertising executive with extensive experience in consumer marketing and retail advertising. Ms. Jenkins served as a director of PVH Corp., an international apparel manufacturer and retailer, from June 2006 through May 2014. She has also served as Senior Vice President, Chief Marketing Officer of Denny’s Corporation, a restaurant company, from 2002 to 2007 and as Chief Marketing Officer of El Pollo Loco restaurants from 1999 through mid-2002. Ms. Jenkins held several management positions with Taco Bell Corp. and PepsiCo International Foodservice. Her career in advertising included account management of brands such as McDonald’s, Sunny Delight Beverages and the Atlantic Richfield Company (ARCO). Ms. Jenkins is Chair of the Board of Directors of the Prisma Health - Upstate, one of the largest healthcare providers in the Southeast.

Ms. Jenkins’ extensive marketing, advertising and management experience described above, as well as her performance as a director on boards of both public and not-for-profit companies, qualifies her to serve on our board of directors.

David N. Makuen. Mr. Makuen, age 53, has served as a director since March 2020. Since March 2020, Mr. Makuen has served as the Chief Executive Officer of the Company. Previously, Mr. Makuen spent over eight years in various positions at Five Below, Inc., a publicly-traded specialty value retailer, including as EVP Marketing and E-commerce since September 2019, as Executive Vice President, Marketing and Strategy from November 2017 to August 2019, and as Senior Vice President, Marketing from 2011 to 2017. Prior to his work with Five Below, Mr. Makuen was the owner and President of Fresh Life Foods, LLC, a food service business, from 2009 to 2011. Previously, Mr. Makuen served as Vice President, Marketing for Eddie Bauer, a clothing retailer, from 2005 to 2009.

Mr. Makuen’s years of experience in the retail industry and his role as the Chief Executive Officer of the Company make him well qualified to serve on our board of directors.

Peter R. Sachse. Mr. Sachse, age 63, has served as a director since September 2019. Since March 2020 he has served as the Executive Chairman of our board of directors. He has served as Director at the Sachse Family Fund, an early stage investor in digital startups since March 2017. Previously, Mr. Sachse spent 34 years in various positions at Macy’s, Inc., including as the Chief Growth Officer from February 2016 until January 2017, Chief of Innovation and Business Development from February 2015 to February 2016, Chief Stores Officer from February 2012 to February 2015, Chief Marketing Officer from February 2009 to February 2012 (a title which he also held from June 2003 to May 2007), and President of Corporate Marketing from May 2007 to February 2009. Mr. Sachse was also Chairman and Chief Executive Officer of the macys.com division of Macy’s, Inc. from April 2006 to February 2012. . Mr. Sachse has served as a director of Tailored Brands, Inc. since February 2021 and Interim Co-Chief Executive Officer of Tailored Brands, Inc. since March 2021.

Mr. Sachse has served as a director of Mattress Firm since February 2019, and previously served as a director of XO Group Inc., a media and technology company that provides content, tools, products and services for couples who are planning weddings, creating a home, and starting a family, from February 2010 until December 2018 and from October 2006 through April 2007, and as an observer to the board from April 2007 to February 2010. Mr. Sachse also previously served as a director of Charitybuzz Inc., a for-profit internet company that raises funds for nonprofit organizations through online charity auctions with celebrities and brands, from 2012 until 2015. Prior to serving in these roles, Mr. Sachse was President and Chief Operating Officer of The Bon Marche, a department store chain launched in Seattle.

Mr. Sachse’s substantial experience as an executive of companies with significant operations in the online industry, his financial expertise and his extensive experience in the retail industry make him well qualified to serve on our board of directors.

Kenneth D. Seipel. Mr. Seipel, age 60, has served as a director since September 2019, and is Chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee, the Compensation Committee, and the Corporate Social Responsibility Committee. He has served as the Chief Executive Officer of West Marine Inc., the world’s largest retailer of boating supplies, since January 2019. From April 2017 until December 2018, Mr. Seipel served as a Principal of Retail Business Optimization LLC, a consulting firm helping retailers optimize their retail execution. From March 2013 to March 2017, Mr. Seipel served as Chief Executive Officer of Gabriel Brothers Inc., an off-priced retailer selling designer brands and fashions for up to 70% off department and specialty store prices. From March 2011 until February 2013, Mr. Seipel served as President and Chief Operating Officer of Wet Seal Inc. Prior to that, Mr. Seipel served as the President and Chief Merchandise/Marketing Officer of Pamida Discount Stores LLC, a regional discount chain of department stores with more than 175 locations in the United States, from 2009 until 2011. Previous to this, Mr. Seipel served as Executive Vice President of Stores, Operations and Store Design for the Old Navy division of Gap, Inc., an American clothing brand and chain of more than 1,000 stores in the United States and Canada, from 2003 through 2008. Mr. Seipel also held various merchandising and operations management roles earlier in his career with Target Corporation, a public retailing company and the second largest discount retailer in the United States, Shopko Stores, Inc., a privately-held chain of retail stores, and J. C. Penney Company, Inc., a public corporation which operates a chain of mid-range department stores and catalog sales merchant offices throughout the United States.

Mr. Seipel’s extensive knowledge and senior executive level experience in the retail industry, including the discount apparel market, make him well qualified to serve on our board of directors.

Our board of directors unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

Separate Chairman and CEO

The board has separated the role of Chairman of the board of directors and Chief Executive Officer (“CEO”) since March 2015. Our board of directors does not have a set policy with respect to the separation of the offices of the Chairman and CEO, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors. From June 2019 to March 2020, Mr. Carney served as the Chairman of the board of directors. In March 2020, Mr. Sachse became the Executive Chairman of the board of directors.

In August 2014, the board adopted an amendment to its Corporate Governance Guidelines to provide for the appointment of a lead independent director at any time when the Chairman is not independent. The board believes that the appointment of a lead independent director and the use of regular executive sessions of the independent directors, along with the board’s independent committee system and majority of independent directors, allow it to maintain effective oversight of management. The board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, the board regularly reviews and reassesses its leadership structure.

Lead Independent Director

The Company’s Corporate Governance Guidelines provide for the appointment of a lead independent director at any time when the Chairman is not independent. Our board of directors believes that the appointment of a lead independent director and the use of regular executive sessions of the independent directors, along with the board’s independent committee system and majority of independent directors, allow it to maintain effective oversight of management. Our board of directors recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our board regularly reviews and reassesses its leadership structure.

The Company appointed Mr. Duskin as the lead independent director in March 2020 in connection with the appointment of Mr. Sachse as the Executive Chairman since he is not an independent director. The lead independent director presides at all meetings of our board of directors at which the Chairman is not present, including executive sessions of the independent directors. Our board has adopted guidelines that provide for the lead independent director to fulfill the following functions:

●	Serve as a liaison, as needed, between the directors and the Chairman of the board of directors;
●	Call meetings of the independent directors, when appropriate;
●	If requested by Company management or stockholders, ensure that he or she is available, as appropriate, for consultation with management and/or direct communication with stockholders;
●	Be the focal point for stockholder communications addressed to independent directors;
●	Recommend the retention of outside advisors who report directly to the board of directors as he or she may determine is necessary or appropriate; and
●	Assist in the annual evaluation of the Chief Executive Officer, and, if an officer other than the Chief Executive Officer is serving as Chairman of the board of directors, such other officer. For the officer serving as Chairman of the board of directors, such evaluation shall include an evaluation of such officer’s effectiveness as Chairman of the board of directors and as an officer of the Company and an annual evaluation of his or her interactions with directors and ability to provide leadership and direction to the full board of directors.

Nomination and Selection of Directors

The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before it would recommend a candidate as a nominee to our board of directors, and the nominee must meet the following minimum qualifications:

●	demonstrates personal integrity and moral character;
●	shows a willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;
●	possesses relevant business or professional experience, technical expertise or specialized skills;
●	exhibits personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and
●	maintains the ability to commit sufficient time to effectively carry out the substantial duties of a director.

Neither the board nor the Nominating and Corporate Governance Committee has a formal diversity policy with regard to the consideration of diversity in identifying director candidates; however, the charter for the Nominating and Corporate Governance Committee provides that the committee will review candidates’ experience, integrity, competence, skills, diversity of experience, gender, race, ethnicity and ages, and dedication in the context of the needs of the board. Accordingly, in connection with its evaluation of each candidate, the committee takes into account how all of these factors pertaining to a candidate may complement or supplement those skills of other board members. This helps to explain how our board, consisting of seven members, represents such a wide range of experiences, including executive, financial, merchandising, retail operations, distribution, marketing and advertising. The Nominating and Corporate Governance Committee is committed to improving the ethnic and gender diversity of our board of directors and is currently conducting a search to identify and recruit a highly qualified diverse candidate whose skills and characteristics strengthen the entirety of our board of directors.

The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources. Stockholders may recommend nominees for consideration at the annual meeting by submitting the names and supporting information to the Secretary of the Company at: Stockholder Nominations, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. Such submissions must be delivered or mailed to the Secretary and received not less than 90 calendar days and not more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. The submission should include a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission must also include certain information about the stockholder who is submitting the nominee and must comply with all of the requirements set forth in the Company’s bylaws.

Majority Voting Policy

In an uncontested election, nominees for director are elected by a majority of the votes cast at the annual meeting with respect to that director. That means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” In accordance with our bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the board of directors may accept if stockholders do not re-elect that director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the board of directors about whether to accept or reject the resignation, or whether to take other action instead. Within 90 days from the date that the election results were certified, the board of directors would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

In accordance with our bylaws, in a contested election, nominees for director are elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. An election is “contested” if, as of a date that is 14 days in advance of the date we file our definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected. This means that the nominees receiving the highest number of affirmative votes will be elected.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless our board of directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.

Our board of directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of NASDAQ, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. Our board of directors affirmatively determined that five non-employee directors (Messrs. Carney, Duskin, Goff and Seipel and Ms. Jenkins) are independent.

Retirement Age Policy and Director Tenure

It is the general policy of the Company that any individual older than 75 years will be ineligible for a position on the board of directors. Additionally, once a sitting member of the board of directors is over the age of 75, he or she is ineligible for re-nomination at the next annual meeting of stockholders.

The board of directors does not believe it is advisable to limit the number of terms for which an individual may serve as a director. Directors who have served on the board of directors for an extended period of time are able to provide valuable insight into the Company’s business based on their experience and understanding of the Company’s history, policies and objectives. The board of directors believes that it can, as necessary, utilize the nominating process to elect or appoint new directors to obtain new ideas and viewpoints regarding the Company’s business and affairs. An individual director’s repeated nomination is dependent upon such director’s performance evaluation, and a suitability review, both of which are conducted by the Nominating and Corporate Governance Committee. The average tenure of the board of directors is 4.6 years, with five newly appointed directors within the last four years.

Board Risk Oversight

Our management team is responsible for identifying, assessing and managing our exposure to risk, while our board of directors is responsible for providing oversight of risk management. The oversight role performed by our board of directors and its committees includes, among other things, the following:

●	Review of risks associated with our long-term strategic plan and annual budgets;
●	Meetings with various members of management regarding initiatives being undertaken in their respective areas, including, among others, merchandising, real estate, finance, human resources and information services;
●	Private meetings with our independent registered public accounting firm, our Chief Financial Officer (or principal financial officer), and our Director of Internal Audit and Loss Prevention;
●	Performance of a comprehensive risk assessment, including those significant risk factors discussed in Item 1A of our Annual Report on Form 10-K;
●	Review and approval of our Investment Policy; and
●	Review of legal matters.

Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Corporate Social Responsibility Committee each have responsibility for addressing risks inherent within their areas of oversight. In accordance with its charter, the Audit Committee is responsible for assisting the board of directors with its oversight of our overall risk management profile, our financial reporting risks and risks related to data protection and cybersecurity matters. The Compensation Committee’s responsibilities related to risk include ensuring that compensation policies have a fair balance of risk and reward. The Nominating and Corporate Governance Committee’s primary risk-related responsibilities deal with the development and recommendation of appropriate corporate governance guidelines and oversight to ensure compliance with such guidelines. The Corporate Social Responsibility Committee’s responsibilities related to risk include identifying and monitoring the environmental, social and related public policy trends, issues, and concerns, which effect of could affect the business operations, financial performance or public image of the company. Each of the committee chairs regularly reports to the board regarding significant issues addressed.

Board of Directors Committees

The board of directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Corporate Social Responsibility Committee, each comprised solely of the independent members of our board of directors.

Audit Committee

The Audit Committee, currently consisting of all five of the Company’s independent directors, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accounting firm. All members of the Audit Committee satisfy NASDAQ’s audit committee member independence requirements. Mr. Carney is the Chair of the Audit Committee. The board of directors has determined that Mr. Carney, Mr. Duskin and Mr. Goff each qualify as an “audit committee financial expert” as defined by the rules of the SEC. During fiscal 2020, the Audit Committee met ten times.

The Audit Committee oversees the Company’s accounting and financial reporting processes, both internal and external, and audits of the Company’s financial statements, on behalf of the board of directors. The principal duties and responsibilities of the Audit Committee, among other things, are to:

●	have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;
●	evaluate the experience, qualifications and performance of the lead partner of the independent registered public accounting firm and the senior members of the independent registered public accounting firm’s engagement team;
●	discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;
●	review our annual audited financial statements and quarterly unaudited financial statements, and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies;
●	review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;
●	oversee the Company’s overall risk management profile, including financial risk and risks related to data protection and cybersecurity matters;
●	review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and
●	establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee’s work is guided by a written charter which has been approved and adopted by the board of directors. A copy of the current Audit Committee charter is available in the “Investor Relations” section of the Company’s website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

The Compensation Committee, currently consisting of all five of the Company’s independent directors, reviews and determines the compensation and benefits of the Company’s executive officers and administers our incentive and equity-based compensation plans. All members of the Compensation Committee satisfy NASDAQ’s compensation committee member independence requirements. Mr. Goff is the Chair of the Compensation Committee. The Compensation Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com. During fiscal 2020, the Compensation Committee met six times. The principal duties and responsibilities of the Compensation Committee, among other things, are to:

●	review and approve corporate goals and objectives relevant to our CEO’s compensation, evaluate the CEO’s performance in light of these goals and objectives, and determine and approve the CEO’s compensation based on such evaluation, including base salary, cash bonuses and equity awards.
●	make recommendations to our board of directors regarding compensation for our other executive officers, including the salaries and awards under our incentive compensation plans and equity-based plans;
●	review and administer the Company’s incentive and equity-based compensation plans;
●	review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors;
●	oversee, in consultation with management, regulatory compliance with respect to compensation matters;
●	review the Company’s overall compensation systems and determine whether any incentive compensation arrangements encourage excessive risk-taking;
●	review key human resource policies and practices of the Company related to organizational engagement and effectiveness, workplace environment and culture, talent sourcing strategies and employee recruitment, retention and development programs;
●	review the Company's diversity and inclusion programs and key metrics associated with the programs;
●	review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers;
●	review and approve any employment contracts or other contractual arrangements resulting in any payment to any employee of the Company proposed to be made as a result of a change in control of the Company; and
●	determine and monitor compliance with stock ownership guidelines for executive officers and directors

The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee has delegated limited authority to a committee consisting of our CEO to grant awards under the 2012 Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants and legal, accounting or other advisors to provide the committee with advice and information in connection with carrying out its responsibilities. The Compensation Committee most recently engaged Korn Ferry (“Korn Ferry” or the “Compensation Consultant”) in 2019 to provide market data regarding compensation practices at peer companies and to provide general advice on the Company’s executive compensation practices.

See “Compensation Discussion and Analysis” elsewhere in this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee. See also “Compensation Committee Report” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of all five of the Company’s independent directors. Mr. Seipel is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance

Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com. During fiscal 2020, the Nominating and Corporate Governance Committee met four times. The principal duties and responsibilities of the Nominating and Corporate Governance Committee, among other things, are to:

●	review the composition of our board of directors and committee structure and evaluate the performance of the board, its directors and its committees;
●	identify individuals qualified to become board members, consistent with criteria approved by our board of directors;
●	select and recommend individuals as nominees to serve as directors at annual meetings of our stockholders and nominate individuals to fill any vacancies;
●	develop and recommend to our board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles and the Company’s governing documents; and
●	review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interest and make recommendations to our board of directors with respect to the determination of director independence.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee currently consists of all five of the Company’s independent directors. Ms. Jenkins is the Chair of the Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com. The Corporate Social Responsibility Committee was established in February 2021 and did not hold any meetings in fiscal 2020. The principal duties and responsibilities of the Corporate Social Responsibility Committee, among other things, are to:

●	review and evaluate the Company’s significant strategies, activities, policies, investments and programs regarding corporate purpose, including corporate responsibility, sustainability, human rights, global community and social impact, and diversity and inclusion;
●	monitor the Company’s progress towards its diversity, equity and inclusion objectives, metrics and compliance with the Company’s responsibilities as an equal opportunity employer;
●	work with the Compensation Committee and the Nominating and Corporate Governance Committee as appropriate to develop processes to achieve the Company’s diversity objectives and metrics;
●	provide oversight of management’s efforts to ensure that the Company’s dedication to sustainability (including environmental and supply chain sustainability and human rights) is reflected in its business operations.
●	identify and monitor the environmental, social, and related public policy trends, issues, risks, and concerns, which affect or could affect the business operations, financial performance or public image of the Company and make recommendations to the Board regarding those trends and issues;
●	provide oversight of the Company’s community and social impact efforts and oversee protection of the Company’s corporate reputation and other matters of importance to the Company and its stakeholders (including employees, consumers, customers, suppliers, vendors, shareholders, governments, local communities and the general public);
●	review on a periodic basis the principles, guidelines and standards applicable to suppliers, vendors and other participants in the Company’s supply chain to ensure compatibility with the Company’s corporate purpose;
●	review sustainability metrics, targets, key performance indicators and related goals and monitor the progress towards achieving targets and benchmarks; and
●	evaluate and review environmental, social and health, and safety metrics that will be publicly disclosed to external stakeholders.

Risk and Employee Compensation

We believe that the Company’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. Instead, we believe that our compensation structure encourages a fair balance of risk and reward. The process undertaken by the board of directors to determine that the compensation policies do not create unnecessary risk includes detailed reviews of the assumptions used in the budget on which annual cash incentives are based. In addition, the board of directors participates in the strategic planning process to ensure that the goals and planned strategies to achieve such goals are aligned between management and the board. As a retail company operating only a one-store concept, we are not subject to many of the issues that cause employees in other industries to take excessive and unnecessary risks in order to maximize their compensation. We believe that the components of our employee-wide compensation program are consistent in form with similar companies. Also, the performance targets for our named executive officers are at the consolidated company level, not at individual division or subsidiary levels, and there is a balance between annual cash incentive compensation and long-term equity incentives to enhance the likelihood that management will not make decisions in the short-term to earn cash incentives at the risk of achieving long-term success.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and employees in accordance with the rules of the NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;
●	compliance with applicable laws, rules and regulations, including insider trading compliance; and
●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Business Conduct and Ethics is available on the Company’s website at http://www.cititrends.com. In the event of any amendment or waiver of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website. Our directors, executive officers and employees are required to affirm annually their compliance with the Code of Business Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Meetings and Attendance

During fiscal 2020, the board of directors and the committees thereof held 42 meetings. Each director attended at least 97% of the total number of meetings of the Board and all committees thereof on which such director served during 2020 and that were held during the period in which he or she served as director.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend. All of the individuals who were directors at the time of the 2020 annual meeting of stockholders attended such meeting.

Stock Ownership Guidelines for Directors and Executives

In order to align the financial interests of our directors and executive officers with the long-term interests of our stockholders, we have adopted Stock Ownership Guidelines (the “Guidelines”). Under the current Guidelines, as revised and effective March 2021 (the

“Effective Date”), our non-employee directors and executive officers are expected to own shares of Company common stock having a value equal to a multiple of their base salary or cash retainer, as follows: Executive Chairman, Chief Executive Officer, and non –employee directors are expected to own common stock having a value equal to three times their base salary or annual cash retainers, as applicable. Other executive officers are expected to own common stock having a value equal to two times their base salary.

Each executive and director is expected to satisfy his or her applicable ownership requirements within five years of the Effective Date, or such later date that he or she becomes subject to the Guidelines. Shares of common stock owned directly or indirectly, and shares of unvested time-based restricted stock and restricted stock units count toward meeting the Guidelines. Until they satisfy the Guidelines, executives and directors must retain 75% of their shares of common stock (except for shares withheld by the Company to satisfy withholding taxes). As of the date of this proxy statement, all of the executives and directors are in compliance with the Guidelines.

Stockholder Engagement

The Company recognizes the value of the views and input of its stockholders. The Company reaches out to and engages with its stockholders on various topics, including corporate governance, corporate social responsibility, compensation, performance, strategy and other matters. We believe that having regular engagement with our stockholders strengthens our relationships with stockholders and helps us to better understand stockholders’ views on our policies and practices and other matters of importance to our business.

Communications with our Board of Directors

Stockholders and other interested parties may communicate directly with our board of directors, the non-management directors as a group or individual directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication received by the Secretary will be forwarded to the intended recipients.

Corporate Social Responsibility

We are the leading specialty value retailer of apparel, accessories and home trends with a primary consumer base of African American and Latinx families in the United States. We are committed to strengthening the communities we work in, developing our employees and making operational improvements to minimize our environmental impact. We also maintain governance practices and policies in line with the expectations of our stockholders, and actively engage with them regarding our business as well as the corporate social responsibility (CSR) issues that are important to them. For additional discussion on our stockholder engagement, please see “Stockholder Engagement” above.

Our newly formed Corporate Social Responsibility Committee of the Board provides oversight, monitoring and guidance on matters related to CSR. This committee will work closely with the Company’s CSR Management Task Force to review and discuss the Company’s CSR initiatives, programs and policies. To learn more about our CSR efforts, we encourage you to visit the “Responsibility” section of on our corporate website at http://www.cititrends.com.

Environment. We continue to look for more ways to reduce our environmental impact. In 2020, we established an internal Environmental Committee devoted to this task and encourage all our stakeholders including associates, vendors, and customers to participate in creating goals to achieve over time.

Our People. Our success is only possible with the hard work and dedication of our employees. Therefore, we strive to foster an intentionally inclusive, diverse and productive workplace where our employees are valued and respected. We recognize the importance in having a workforce that reflects the communities we have stores in. We provide competitive compensation and comprehensive benefits programs to help meet the needs of our employees. We are also committed to the health, safety and wellness of our employees. In response to the COVID-19 pandemic, we took measures to ensure the safety of our customers and employees. For more information about our human capital management practices, please refer to our 2020 Annual Report on Form 10-K.

Community. We are proud to have a diverse customer base and are dedicated to giving back to the communities where our stores are located. We formed the CITIcares (Citi Trends Against Racism Employee Solutions) Council in June 2020 to create and oversee initiatives of change that will have a positive impact in the lives of our customers and employees. The CITIcares Council provides a platform to address the effects systemic racism has had on our communities, and to create opportunities to overcome these barriers. Citi Trends is committed to providing employee time and expertise for these projects in addition to monetary support. The CITIcares Council is a diverse group of associates who are passionate about making a difference. They represent every division and level of the company, including multiple genders, multiple ethnicities and different geographies. The purpose of the CITIcares Council is to collaborate with community leaders, organizations, individuals and established programs in local underserved communities on the core areas of education, healthcare, employment and exposure.

The CITIcares Council is a proud partner of the Boys and Girls Club of America organization. In November and December 2020, CITIcares conducted its first fundraising event to benefit the Boys and Girls Clubs in select communities.

Additionally, we have engaged in multiple community programs in 2020. In January 2021, we launched our Black History Makers program to honor Black entrepreneurs who are making an impact in their communities. The program is designed to increase awareness of Black-owned businesses and will provide ten $5,000 grants to Black business owners.

Governance. We believe that a strong corporate governance program is the foundation for a sustainable and well-governed company. Accordingly, we continuously evaluate our structures, processes, and controls to ensure they support and promote accountability, transparency and ethical behavior. For a detailed description of our governance policies and procedures, please see the discussion in the “Board of Directors and Corporate Governance” section.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal controls over financial reporting. The Audit Committee has adopted a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at http://www.cititrends.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2020 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm during the 2020 fiscal year, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Brian P. Carney, Chair

Jonathan Duskin

Laurens M. Goff

Margaret L. Jenkins

Kenneth D. Seipel

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2021 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Laurens M. Goff, Chair

Brian P. Carney

Jonathan Duskin

Margaret L. Jenkins

Kenneth D. Seipel

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers.

Name	Age	Position(s)
David N. Makuen	53	Chief Executive Officer
Pamela J. Edwards	58	Executive Vice President and Chief Financial Officer
Ivy D. Council	64	Executive Vice President of Human Resources and Chief Compliance Officer
Lisa A. Powell	51	Executive Vice President and Chief Merchandising Officer
James A. Dunn	64	Senior Vice President, Store Operations
Christina K. Short	49	Senior Vice President, General Planning Manager
Charles J. Hynes	53	Senior Vice President, Supply Chain
Jessica G. Berkowitz	42	Senior Vice President, Planning and Allocation

The following sets forth selected biographical information for our executive officers who are not directors.

Pamela J. Edwards. Ms. Edwards most recently was with L Brands Inc., as the Chief Financial Officer and Executive President for its Mast Global division from 2017-2020, as the Chief Financial Officer of its Victoria’s Secret division from 2007-2017, and as the Chief Financial Officer of its Express division from 2005-2007. Prior to L Brands Inc., Ms. Edwards worked in various business and financial planning roles at Gap/Old Navy, Sears Roebuck and Kraft Foods. Ms. Edwards has an MBA from the Fuqua School of Business at Duke University and a Bachelor of Science degree in Finance from Florida A&M University. Ms. Edwards currently serves on the board of directors of Neiman Marcus Group, LLC.

Ivy D. Council. Ms. Council has served as our Executive Vice President of Human Resources and Chief Compliance Officer since March 2012 and as our Senior Vice President of Human Resources since January 2007. In 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy’s, Inc. From 2003 to 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and as a director of such entity from 2001 through 2002. Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores, Inc.

Lisa A. Powell. Ms. Powell has served as our Executive Vice President and Chief Merchandising Officer since September 30, 2019. From 2014 to 2019, Ms. Powell served as Vice President and General Merchandise Manager, Men’s and Ladies Omni Channel, of Century 21 Department Stores, an apparel retailer. From 2012 to 2014, Ms. Powell served as Vice President and Divisional Merchandise Manager of Men’s and Kids at Saks Off Fifth. Prior to that, Ms. Powell spent 20 years at TJX, Inc., an off-price retailer of apparel and home fashions, where she held various merchandising and planning/allocation positions, including Vice President and General Merchandise Manager, Ladies Sportswear.

James A. Dunn. Mr. Dunn has served as our Senior Vice President of Store Operations since 2006 and as our Vice President of Store Operations since 2001. From January to April 2001, Mr. Dunn was our Director of Training and Development and from 2000 to 2001, was one of our Regional Managers. Prior to joining the Company, Mr. Dunn was a Store Manager at Staples from 1999 to 2000. Prior to that, Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district managers.

Christina K. Short. Ms. Short has served as our Senior Vice President, General Planning Manager since February 2020 and prior to that served as our Senior Vice President, General Merchandise Manager from March 2018 to February 2020, and as our Vice President, General Merchandise Manager from March 2017 to March 2018. Ms. Short served as Vice President of Planning and Allocation, Divisional Merchandise Manager, from October 2016 to March 2017, and as Vice President of Planning and Allocation from February 2015 to October 2016. From the time Ms. Short joined the Company in March 2013 to February 2015, she was a merchandise buyer. From 2011 to 2013, Ms. Short was a buyer at ideeli Inc., an online apparel retailer, after spending 11 years at TJX Companies, Inc. in various capacities in the merchandise planning, allocation and buying areas.

Charles J. Hynes. Mr. Hynes has served as our Senior Vice President, Supply Chain since October 2019. From 2013 to 2019, Mr. Hynes served as Vice President, Distribution of Burlington Stores, Inc., an off-price department store retailer, where he developed a high-performance distribution center team consisting of 1,800 associates and 75 management executives to support 650 stores. From 2010 to 2013, Mr. Hynes served as Vice President, Transportation of Burlington Stores, Inc., where he oversaw inbound, outbound and imports. From 2007 to 2010 he held various positions at A.C. Moore Arts & Crafts, Inc., an arts and crafts retailer, including Vice President, Distribution & Logistics and Director of Distribution. Prior to that, Mr. Hynes held various positions at DCB and Company, Inc., which provides supply chain strategy services, including Supply Chain Consulting Director and Senior Manager.

Jessica G. Berkowitz. Ms. Berkowitz has served as our Senior Vice President, Planning and Allocation since April 2021 and has previously served as our Senior Planning Director, Vice President since April 2018 and our Senior Director of Planning & Allocation since September 2016. From 2007 to 2016, Ms. Berkowitz worked at dd’s Discounts, a division of Ross Stores, Inc., and held various merchandise and store planning roles, including Senior Planning Director of Ladies. Prior to that, Ms. Berkowitz spent six years at Macy’s, where she held roles within product development, merchandising and private brand management.

Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we will give an overview and analysis of the material elements of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. This information should be read in conjunction with the compensation tables, related narratives and notes contained later in this proxy statement, containing specific information about the compensation earned or paid in fiscal 2020 to the following individuals, whom we refer to as our named executive officers (positions shown are those held by the respective officers during fiscal 2020):

●	David N. Makuen, our Chief Executive Officer since March 9, 2020.
●	Peter R. Sachse, our former Interim Chief Executive Officer until March 9, 2020, who now serves as our Executive Chairman since March 9, 2020.
●	Pamela J. Edwards, our Executive Vice President and Chief Financial Officer since January 4, 2021.
●	Jason B. Moschner, our Vice President of Finance and Principal Accounting Officer, who served as our former Principal Financial Officer from March 29, 2020 through January 4, 2021.
●	Stuart C. Clifford, our former Senior Vice President and Chief Financial Officer, who retired effective March 29, 2020.
●	Ivy D. Council, our Executive Vice President of Human Resources and Chief Compliance Officer.
●	Lisa A. Powell, our Executive Vice President and Chief Merchandising Officer.
●	Christina K. Short, our Senior Vice President, General Merchandise Manager.

The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program. The discussion focuses primarily on the compensation decisions that were made with respect to the named executive officers who were serving in their roles at the beginning of fiscal year 2020. A discussion of the compensation of David N. Makuen, who was elected to serve as our Chief Executive Officer effective as of March 9, 2020 and Pamela J Edwards, who was elected to serve as our Executive Vice President and Chief Financial Officer effective as of January 4, 2021, is provided separately below.

Summary of Fiscal 2020

Total sales for fiscal year 2020 increased 0.2% to $783.3 million, despite the fact that the Company’s stores were closed for approximately 16% of the total available store days in fiscal 2020 due to the impact of COVID-19. We continued to grow our store base, while also refreshing our overall strategy to position our Company for successful growth and execution going forward. Net income in fiscal 2020 increased to $24.0 million, or $2.32 per diluted share, compared with $16.5 million, or $1.41 per diluted share in fiscal 2019.

Our compensation program is designed to align the interests of management and stockholders and to link Company performance with executive pay, such that the Company’s achievement of challenging financial goals results in payment of annual incentives to our executive officers. As we diligently managed the impact of COVID-19 with the health and safety of our customers and associates as our top priority, our performance for the year exceeded our financial goals. Accordingly, as discussed in the “Annual Cash Incentives” section below, we attained 144% of our Adjusted EBIT target, resulting in cash incentives being paid to our named executive officers.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders held on June 30, 2020, approximately 97% of the shares cast were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2020 proxy statement.

Our board of directors and the Compensation Committee appreciate and value the views of our stockholders and regularly solicit their input on matters such as executive compensation, board composition, and other more general governance topics. In considering the results of the consistently high advisory votes on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

In light of the strong stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Compensation Committee decided to retain our general approach to executive compensation and did not make significant changes to our executive compensation programs for 2020. We did, however, implement one important change in 2019 (that was continued in 2020) to our long-term equity incentive program. Specifically, in 2019 and 2020, all of our continuing named executive officers were granted performance-based restricted stock units that vest based on the Company achieving specified earnings goals in fiscal years 2021 and 2022, respectively. In prior years, the Company granted performance-based equity awards to its CEO, but equity awards granted to other named executive officers vested solely based on continued employment with the Company. The grant of performance-based equity awards to named executive officers provides a strong link between Company performance and executive pay and creates alignment between executive and shareholder interests.

Going forward, future advisory votes on executive compensation, and direct communication with our stockholders on the subject, will serve as an additional tool to guide the Compensation Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders.

Objective of Our Compensation Program

In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce dedicated to the long-term success of the Company. In furtherance of those goals, our compensation program is designed to:

●	Enable the Company to attract, retain and motivate a team of high-quality executives who will create long-term stockholder value;
●	Create opportunities to participate in the ownership of the Company and to share in the value the executives help create, both directly and through managing those that report to them; and
●	Provide rewards that are proportional to each executive’s contribution to our success by including an individual component as well as an overall corporate performance component.

Our compensation philosophy emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level. Our management team and the Compensation Committee will continue to develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

Role of the Compensation Committee and Executive Officers

The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company. The Compensation Committee and our CEO work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

Our CEO recommends to the Compensation Committee base salary, target annual cash incentive amounts and formulas, and long-term equity incentive grants for our executive officers (other than himself), after forming qualitative judgments regarding individual performance within each executive’s areas of direct responsibility, as well as how such performance serves the entire Company, and after having discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation. The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. This determination includes consideration of recommendations by the Compensation Consultant as described below. Upon such determination, the Compensation Committee formally approves the compensation levels for recommendation to the board of directors. Our CEO is not involved with any aspect of determining his own compensation. The Compensation Committee independently sets the CEO’s total compensation package, taking into account the same factors as for the other executive officers.

Compensation Consultant

The Compensation Committee has the authority to directly engage outside compensation consultants and other experts to assist in fulfilling its duties. As discussed in further detail in the following section, the Compensation Committee most recently engaged Korn Ferry in 2019 to provide an analysis of the Company’s compensation practices and to provide the Compensation Committee with survey data and an update on current compensation trends. The Compensation Committee assessed the independence of the Compensation Consultant against specific criteria under applicable SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Korn Ferry from independently advising the Compensation Committee. The Compensation Consultant does not have any relationship or arrangement with the Company other than their engagement as a consultant to the Compensation Committee.

Market Data

Periodically, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of specialty apparel retailers that are similar in size to the Company. The latest peer group analysis was conducted in 2019, at which time the peer group used by the Compensation Consultant consisted of the apparel retailers indicated below. The Compensation Committee believes that the companies comprising this peer group represented appropriate comparisons due to the similarity in business and financial characteristics. They were all either direct or tangential business competitors or geographically situated and similarly sized such that we considered them to be competitors for recruitment and retention purposes.

Boot Barn Holdings, Inc.	Hibbett Sports, Inc.
The Buckle Inc.	RTW Retailwinds, Inc.
The Cato Corporation	Shoe Carnival, Inc.
Destination Maternity Corporation	Tilly’s, Inc.
Destination XL Group, Inc.	Zumiez, Inc.
Five Below, Inc.	Francesca’s Holdings Corporation

As part of its analysis in 2019, the Compensation Committee also reviewed compensation information provided by the Compensation Consultant from its proprietary 2018 survey of more than 140 retail companies. The Compensation Consultant’s analysis focused on the following areas of compensation:

●	base salary;
●	annual cash incentives;
●	total cash compensation (the sum of base salary and annual cash incentives);
●	long-term equity incentives (a variable incentive vesting over a multi-year period); and
●	total direct compensation (the sum of total cash compensation and long-term equity incentives).

We do not strive to set our executive officers’ targeted total direct compensation at a specific level relative to the median reflected in the Compensation Consultant’s peer group study or retail company survey. Instead, the data is used as a guide and is combined with the experience and judgment of the Compensation Committee’s members to determine the reasonableness of total direct compensation appropriate for each individual within the context of the Company’s performance. The 2019 analysis by the Compensation Consultant indicated that base salaries and total cash compensation for our executive officers were generally below median in relation to the peer group or retail survey, as applicable, whereas long-term equity incentives and total direct compensation at target levels for the majority of our executive officers were generally above median in relation to the peer group or retail survey, as applicable. This reflects an emphasis on long-term equity incentives that are intended to align the interests of our executives with those of our shareholders

The allocation of our executive officers’ total direct compensation among base salary, annual cash incentives and long-term equity incentives is based on the Compensation Committee’s judgment, taking into consideration market practices reflected in previous and current peer group and retail surveys, together with a goal of providing a fair balance of risk and reward through an allocation that includes a reasonable mix of both fixed and variable components.

Elements of our Compensation Program

Our executive officer compensation program consists of the following elements: base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

Base Salary

Base salaries fulfill the fixed portion of our compensation program. Base salaries are set annually by the Compensation Committee based on a variety of factors, including peer group information, a qualitative review of the executive’s performance and contributions to the Company during the year and over a number of years, the oversight and direct managerial skills of our executives, and changes in responsibilities, if any. After considering these factors, the Compensation Committee approved adjustments to certain of our named executive officers’ base salaries in March 2020 as shown below:

	Fiscal 2019	Fiscal 2020
Name	Base Salary Rate	Base Salary Rate	% Change
Peter R. Sachse (1)	$650,000	$650,000	0.0%
David N. Makuen	$—	$560,000	n/a
Pamela J. Edwards	$—	$485,000	n/a
Stuart C. Clifford	$231,000	$231,000	0.0%
Jason B. Moschner (2)	$144,136	$175,000	21.4%
Ivy D. Council	$319,000	$325,000	1.9%
Lisa A. Powell	$450,000	$450,000	0.0%
Christina K. Short	$330,000	$345,000	4.5%

(1)	Mr. Sachse received base compensation of $54,167 per month for serving as Interim Chief Executive Officer.
(2)	Mr. Moschner received a base salary increase in connection with his promotion to Vice President of Finance effective January 13, 2020.

In light of COVID-19 and related uncertainties and challenges faced by the Company, the Compensation Committee decided to implement temporary salary reductions during the second quarter of fiscal 2020 (25% reduction for Mr. Makuen and 20% reduction for the other named executive officers).

Annual Cash Incentives

We measure our overall financial performance based on a number of financial metrics, of which the most important are (1) earnings before interest and taxes (“EBIT”) and (2) Adjusted EBIT, which is comprised of EBIT, as adjusted for asset impairment expense, a non-cash charge similar in certain respects to depreciation, and other unusual or non-recurring items, such as costs related to litigation, claim judgments or settlements and proxy contest expenses. We believe the Company’s performance under these metrics provides an effective way to evaluate the Company’s success and operational performance in any given year which directly impacts our compensation decisions with respect to our executive officers. We believe that linking our annual cash incentives to these financial metrics, while providing long-term equity incentives that are earned based on stock price appreciation and other financial metrics (as described below), provide an effective and balanced approach to executive compensation that is aligned with the interests of our stockholders.

Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the level of achievement of our budgeted goal for Adjusted EBIT. Due to the importance of this financial metric to the annual and long-term success of the Company, we strive to make the achievement of this goal each year to be a meaningful challenge to our executive officers. The budgeted Adjusted EBIT that represents our goal takes into account many key operating and financial factors, including the following:

●	Store selling square footage;
●	Comparable store sales;
●	Average sales per store;

●	Gross margin;
●	Store and distribution operating expenses as a percentage of sales; and
●	Corporate expenses.

Our CEO recommends a target award (as a percentage of base salary) for each executive officer (other than himself) based on the executive’s position within the Company and consideration of data provided by the Compensation Consultant, and the Compensation Committee determines the appropriate target award for each executive. For fiscal 2020, each executive officer’s target award (as a percentage of base salary) was as follows:

Name	Target Award
Peter R. Sachse	100%
David N. Makuen	100%
Pamela J. Edwards	65%
Stuart C. Clifford	50%
Jason B. Moschner	35%
Lisa A. Powell	65%
Ivy D. Council	65%
Christina K. Short	50%

The annual cash incentive program is directly linked to achievement of our budgeted Adjusted EBIT goals. Unusual and non-recurring items (as described above) are excluded from both the budgeted and actual amounts used in the calculation of Adjusted EBIT. Since the calculation of cash incentives is based on performance versus budget, the exclusion of such items ensures that the inability to accurately budget such items does not positively or negatively influence cash incentives.

Named executive officers can earn between 0% to 200% of their target annual cash incentive based on the actual achievement of Adjusted EBIT as a percentage of Target Adjusted EBIT. For fiscal 2020, if actual Adjusted EBIT was equal to 85% of target (threshold performance), then 50% of the target award would be earned, if actual Adjusted EBIT was equal to 100% of target, then 100% of the target award would be earned, and if actual Adjusted EBIT was equal to or greater than 170% of target (maximum performance), then 200% of the target award would be earned.

The graph below reflects the various potential payout levels at different levels of performance:

Annual Bonus Plan Curve
(Dollars are in Thousands)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Performance of Adjusted EBIT
Max
Target
Actual = $ 40,931
Percentage of Performance target achieved = 144%
Percentage of target bonus earned = 162%
0%
50%
72%
100%
125%
150%
175%
200%
Bonus(% of Target)

The Compensation Committee believes it is imperative to structure our compensation program to provide a direct pay-for-performance linkage, such that our executives are rewarded (or held accountable, as the case may be) for annual performance relative to the Company’s goals, and not paying any cash bonuses in years when the Company does not meet certain minimum thresholds is consistent with this philosophy. Accordingly, if the Company performs well and meets or exceeds its goals for the year, the executives are rewarded, but if the Company does not meet its threshold performance target, then the executives do not earn annual incentives.

In fiscal 2020, the Target Adjusted EBIT was $28,515,000 representing a 27% increase compared to actual adjusted EBIT in fiscal 2019. Actual Adjusted EBIT for fiscal 2020 was $40,930,582 or approximately 144% of the Target Adjusted EBIT. As a result, the named executive officers earned annual cash incentive equal to 162% of their respective target bonus amounts.

Actual awards earned in each of the past three years by our named executive officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table later in this proxy statement.

Long-Term Equity Incentives

Long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with our stockholders through the officers’ ownership of equity in the Company.

The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our CEO (with respect to executives other than himself), which take into account the executive’s past performance, the executive’s position within the Company, and an evaluation of other elements of compensation provided to the executive officer. The Compensation Committee also considers studies performed by the Compensation Consultant to determine the appropriate size of the equity-based awards.

We believe that grants of restricted stock and restricted stock units provide strong incentives for the creation of long-term stockholder value and provide significant retention value for the executives. In fiscal 2020, Mses. Powell, Council and Short and Mr. Clifford received long term equity incentives with grant date values determined as a percentage of base pay, equal to 65% for Mses. Council, Powell, 50% for Ms. Short and Mr. Clifford. The awards consisted of (1) restricted shares that vest over three years based on continued future employment with the Company, and (2) with respect to Mses. Council, Powell and Short, restricted stock units that vest 100% if the Company’s Adjusted EBITDA equals or exceeds $32,700,000 for the fiscal year ending February 4, 2023. Recipients may receive up to 200% of the target units if Adjusted EBIT equals or exceeds $44,472,000. The percent of target units to be awarded is based on a matrix, which provides for a maximum payout of 200% of target units. Target units of less than 100% may be awarded based on the matrix for Adjusted EBIT values below $32,700,000 but no target units will vest if Adjusted EBIT is $29,757,000 or less. As previously discussed, the grant levels were determined as one of several components designed to achieve the desired total direct compensation; however, they were not set to be at any specific level within our peer group. The vesting periods were determined based on consideration of peer group practices and discussions with the Compensation Consultant.

For more information regarding these long-term incentives granted to our named executive officers in fiscal 2020, please see “Grants of Plan-Based Awards Table for Fiscal Year 2020” and “Outstanding Equity Awards at 2020 Fiscal Year-End Table” and the related footnotes elsewhere in this proxy statement.

Other Benefits

Retirement. We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate. We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee’s total calendar year compensation (subject to IRS limits).

Perquisites. During fiscal 2020, each executive officer received life/long-term disability insurance coverage. We did not provide any other special benefits or perquisites to our executive officers. We believe these perquisites are reasonable in light of peer group practices. We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.

Employment Agreements and Severance Agreements. Except as noted below, we have entered into severance agreements with all of our named executive officers, which provide severance benefits in the event their employment is terminated by the Company without Cause (as defined in the severance agreement) or in connection with a Change in Control (as defined in the severance agreement) of the Company. Each severance agreement provides that if the Company terminates an executive’s employment without Cause or if the executive terminates his or her employment within twelve months of a Change in Control, provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months’ base salary. The Company provides these involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in our market for competing executive talent. Furthermore, the Company provides these benefits to protect the Company against disruption in the event of a Change in Control. We believe that these severance agreements serve as an important retention element of the compensation package provided to these officers and acts to mitigate self-serving behavior during a potential Change in Control by providing a safety net to our executives in the event the employment relationship is severed. The potential severance benefits payable to our named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.

The Company entered into a severance agreement with Mr. Makuen in connection with his election to serve as Chief Executive Officer, the terms of which are described below. Mr. Sachse, who served as Interim Chief Executive Officer, does not have a severance agreement.

Compensation of Chief Executive Officer

On February 21, 2020, the Company announced the appointment of David N. Makuen to serve as its Chief Executive Officer and appointed him as a member of the Board, effective as of March 9, 2020. The Compensation Committee approved a compensation package for Mr. Makuen that provides him with a base salary of $675,000 per year and an opportunity to earn a bonus for fiscal 2020 under our annual cash incentive program (described above) with a target amount equal to 100% of his base salary, with an opportunity to earn up to 200% of the target amount.   Mr. Makuen was awarded equity incentive awards for fiscal 2020 consisting of restricted stock units and performance stock units having an aggregate value of $877,500. In addition, Mr. Makuen received a $560,000 signing bonus upon commencement of his employment. In addition, Mr. Makuen entered into a severance agreement with the Company that provides that if the Company terminates his employment without Cause (as defined in the severance agreement) or if he terminates his employment in the event his job duties have been materially diminished or his compensation has been materially decreased, the Company will provide Mr. Makuen with separation payments of twelve months’ base salary, and will pay him the full monthly cost, less applicable tax withholdings, to provide the same level of group health insurance maintained by him as of his separation from service for twelve months.

Compensation of Chief Financial Officer

On October 28, 2020, the Company announced the appointment of Pamela J. Edwards to serve as its Chief Financial Officer, effective as of January 4, 2021. The Compensation Committee approved a compensation package for Ms. Edwards that provides her with a base salary of $485,000 per year and an opportunity to earn a cash bonus under our annual cash incentive program (described above) with a target amount equal to 65% of her base salary, with an opportunity to earn up to 200% of the target amount.   Ms. Edwards was approved to receive equity incentive awards for fiscal 2021 consisting of restricted stock units and performance stock units having an aggregate value of $315,250. In addition, Ms. Edwards received a $50,000 signing bonus upon commencement of her employment and a one-time sign-on grant of 13,000 shares of restricted stock granted on January 4, 2021, which will vest one-third per year on January 4 of each of the next three years. In addition, Ms. Edwards entered into a severance agreement with the Company that provides that if the Company terminates her employment without Cause (as defined in the severance agreement) or if she terminates her employment within twelve months of a Change in Control (as defined in the Severance Agreement), provided that within such period Ms. Edwards job duties have been materially diminished or her compensation has been materially decreased, the Company will provide Ms. Edwards with separation payments of twelve months’ base salary, and will pay her the full monthly cost, less applicable tax withholdings, to provide the same level of group health insurance maintained by her as of her separation from service for twelve months.

Equity Grant Practices

The Company has a practice of generally making equity awards on pre-established dates. Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled Compensation Committee meeting, usually held in March of each year. Equity awards are also given to employees throughout the year as they are hired or promoted into positions eligible for those awards. We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards.

Stock Ownership Guidelines

As described above under “Stock Ownership Guidelines for Directors and Executives” in “Board of Directors and Committees of the Board of Directors,” our Chief Executive Officer is expected to own common stock having a value equal to three times his base salary, and other executive officers are expected to own common stock having a value equal to two times their base salary. Each executive and director is expected to satisfy his or her applicable ownership requirements within five years of the Effective Date, or such later date that he or she becomes subject to the Guidelines. Shares of common stock owned directly or indirectly, and shares of unvested time-based restricted stock and restricted stock units count toward meeting the Guidelines. Until they satisfy the Guidelines, executives and directors must retain 75% of their shares of common stock (except for shares withheld by the Company to satisfy withholding taxes).

Compensation Recoupment (“Clawback”) Policy

In November 2014, our board of directors adopted the Citi Trends, Inc. Compensation Recoupment Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, in the event of a restatement of the Company’s financial results as a result of material non-compliance with financial reporting requirements, the Compensation Committee will review the incentive compensation, including equity awards and non-equity incentive compensation, that the Company’s executive officers received or realized based on the erroneous financial results reported by the Company (“covered compensation”). If any covered compensation would have been lower had the covered compensation been calculated based on the Company’s restated financial results, the Compensation Committee will, as and to the extent it deems appropriate and as permitted by applicable law, recoup any portion of covered compensation paid to certain executives in excess of what would have been paid based on the restated financial results. The Compensation Committee shall seek recovery from any executive officer whose misconduct is determined by the Compensation Committee to have caused or contributed to the requirement for the restatement, unless the Compensation Committee determines that the cost of recovery would exceed the amount sought to be recovered. The Clawback Policy applies to all current and former executive officers of the Company.

The Clawback Policy applies in addition to any right of recoupment against the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002. The policy does not apply in any situation where a restatement is not the result of material non-compliance with financial reporting requirements, such as any restatement due to a change in applicable accounting rules, standards or interpretations, a change in segment designations or the discontinuance of an operation.

Anti-Hedging Policy; Policy on Pledging

We have an insider trading policy that sets forth guidelines and restrictions applicable to transactions involving our stock by our directors, officers and employees. Among other things, this policy prohibits our directors, officers and employees from engaging in purchases or sales of puts, calls, options or other derivative securities based on the Company’s securities. These hedging transactions are prohibited because they would allow directors, officers and employees to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, their interests and the interests of the Company and its stockholders may be misaligned and may signal a message to the trading market that may not be in the best interests of the Company and its stockholders at the time it is conveyed. The insider trading policy also prohibits directors and officers from engaging in short sales of the Company’s securities.

Our insider trading policy, which is available on our corporate website at http://www.cititrends.com, prohibits any pledging of the Company’s securities as collateral for a loan by a director or executive officer.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a company’s named executive officers. Prior to enactment of the Tax Cuts and Jobs Act of 2017, this limitation generally did not apply to compensation paid to the chief financial officer or to compensation paid based on achievement of pre-established performance goals if certain requirements were met.

In prior years, in connection with making decisions on executive compensation, the Compensation Committee took into consideration the provisions of Section 162(m), with the intent to maximize the effectiveness of our compensation programs by taking into consideration the requirements of performance-based compensation under Section 162(m), while also maintaining flexibility and reserving the right to award non-deductible compensation as it deemed appropriate.

With the repeal of the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning on or after January 1, 2018, compensation paid to our covered executive officers in excess of $1 million will not be deductible.

2020 Fiscal Year Compensation Tables

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal years 2018, 2019 and 2020. Fiscal 2020, 2019 and 2018 were each comprised of 52 weeks.

						Non-Equity
				Stock		Incentive Plan	All Other
		Salary	Bonus	Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($) (1)		($) (2)	($) (3)		($)
Peter R. Sachse	2020	68,611	—	335,157	(5)	87,750	191,058	(6)	682,576
Former Interim Chief Executive Officer (4)	2019	94,792	70,000	581,300					746,092
David N. Makuen	2020	584,278	560,000	877,513		973,215	717		2,995,723
Chief Executive Officer (7)
Pamela J. Edwards	2020	37,308	50,000	611,780		35,749	—		734,837
Executive Vice President and Chief Financial Officer (8)
Stuart C. Clifford	2020	52,867	—	57,763		—	2,629		113,259
Former Senior Vice President and Chief Financial Officer (9)	2019	227,611	—	115,518		—	8,302		351,431
	2018	219,791	—	112,523		—	8,522		340,836
Jason B. Moschner	2020	168,300		—		99,225	3,629		271,154
Vice President of Finance and Principal Accounting Officer (and former Principal Financial Officer)
Lisa A. Powell	2020	436,204	—	421,599		521,850	1,242		1,380,895
Executive Vice President and Chief Merchandising Officer
Ivy D. Council	2020	312,877	—	211,263		342,225	9,808		876,173
Executive Vice President of Human Resources and Chief Compliance Officer	2019	319,000	—	207,358		—	8,472		534,830
	2018	318,796	—	207,368		—	56,364		582,528
Christina K. Short	2020	330,727	—	172,510		279,450	4,441		787,128
Senior Vice President, General Planning Manager	2019	321,812	—	158,506		—	6,890		487,208
	2018	308,462	—	155,020			5,502		468,984

(1)	Reflects the grant date fair value of stock awards granted to the named executive officers, computed in accordance with FASB ASC Topic 718. In fiscal year 2020, each of the named executive officers (except Mr. Moschner) received grants of time-based restricted stock, and Mr. Makuen, Mses. Powell, Short and Council received grants of performance-based restricted stock units (RSUs) tied to achievement of Adjusted EBIT goals. The grant date fair values of the time-based restricted stock awards and performance-based RSUs are based on the closing price of the Company's common stock on the date of grant and the probable outcome of performance conditions. The aggregate grant date fair value of the performance based RSUs granted to Mr. Makuen, and Mses. Powell, Short and Council in 2020 would be higher by $658,131, $210,788, $86,255, and $105,639, respectively, assuming achievement of the performance conditions at the highest level (rather than the target level.
(2)	Reflects amounts earned under our annual cash incentive program.
(3)	All Other Compensation in 2020 includes amounts for each officer related to life and long-term disability insurance coverage and amounts representing the Company’s 401(k) matching contributions, to the extent the officers participate in such programs. For Mr. Sachse, amount includes $175,656 received for serving as Executive Chairman of the Board.
(4)	Mr. Sachse served as Interim Chief Executive Officer until March 9, 2020, and thereafter has served as Executive Chairman of the Board. The compensation Mr. Sachse received for serving as Interim Chief Executive Officer and as Executive Chairman of the Board during fiscal 2020 is included in this table, as noted.

(5)	Amount includes the grant date fair value of 2,968 shares of restricted stock awarded to Mr. Sachse for his service as Executive Chairman of the Board of Directors.
(6)	Amount reflects a pro rata amount of base compensation Mr. Sachse received for his service as Executive Chairman of the Board of Directors.
(7)	Mr. Makuen joined the Company as Chief Executive Officer effective March 9, 2020.
(8)	Ms. Edwards joined the Company as Chief Financial Officer effective January 4, 2021.
(9)	Mr. Clifford retired from the Company effective March 29, 2020.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of David N. Makuen, our Chief Executive Officer. The pay ratio figures below are considered to be a reasonable estimate, calculated in a manner that is consistent with the requirements of Item 402(u) of Regulation S-K.

For the fiscal year ended January 30, 2021, our last completed fiscal year:

●	annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $22,880; and
●	annual total compensation of our CEO was $2,995,723

Accordingly, for fiscal year 2020, the ratio of CEO pay to median employee pay (other than the CEO) was 131:1.

Determining the Median Employee

Employee Population:

The Company used our employee population data as of January 30, 2021 as the reference date for identifying our median employee. As of such date, our employee population consisted of 5,193 individuals, over 96% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations.

Methodology for Determining Our Median Employee, Compensation Measure and Annual Total Compensation of Median Employee:

In identifying the median employee from our employee population, we chose gross pay for the final payroll in fiscal 2020 as our consistently applied compensation measure. We then annualized the compensation of all full-time and part-time permanent employees who were employed in said pay period (ended January 30, 2021). We did not make any cost-of-living adjustments. With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s compensation includes items shown in the Summary Compensation Table above, primarily base pay, bonus, company 401(k) contributions and other compensation.

Annual Total Compensation of CEO

As noted above, Mr. Makuen serves as Chief Executive Officer, effective as of March 9, 2020. We calculated the annual total compensation of Mr. Makuen for purposes of this CEO pay ratio disclosure by annualizing the compensation Mr. Makuen received in fiscal year 2020 for serving as Chief Executive Officer.

Grants of Plan-Based Awards Table for Fiscal Year 2020

The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal year 2020.

								All Other
								Stock Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of		Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (6)			Shares of		of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units		Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)		($) (3)
Peter R. Sachse	02/10/20	—	—	—	—	—	—	4,189	(4)	101,458
	03/09/20	—	—	—	—		—	4,189	(4)	63,673
	3/10/20	—	—	—	—	—	—	7,344	(2)	110,013
	6/30/20							2,968	(5)	60,013
David N. Makuen		280,000	560,000	1,120,000	—	—	—	—		—
	3/10/20	—	—	—	21,967	43,934	87,868	—		658,131
	3/10/20	—	—	—	—		—	14,645	(2)	219,382
Pamela J. Edwards	1/4/21	—	—	—	—	—	—	13,000	(2)	611,780
Stuart C. Clifford		57,750	115,500	231,000	—	—	—	—		—
	3/10/20	—	—	—	—	—	—	3,856	(2)	57,763
Jason B. Moschner		30,625	61,250	122,500
Lisa A. Powell		146,250	292,500	585,000	—	—	—	—		—
	3/10/20	—	—	—	—	—	—	4,507	(2)	67,515
	3/10/20	—	—	—	2,253	4,506	9,012	—		67,500
	10/20/20	—	—	—	—	—	—	5,257	(2)	143,306
	10/20/20	—	—	—	2,628	5,256	10,512	—		143,278
Ivy D. Council		105,625	211,250	422,500	—	—	—	—
	3/10/20	—	—	—	—	—	—	7,052	(2)	105,639
	3/10/20	—	—	—	3,526	7,051	14,102	—		105,624
Christina K. Short		86,250	172,500	345,000	—	—	—
	3/10/20	—	—	—	—	—	—	5,758	(2)	86,255
	3/10/20	—	—	—	2,879	5,758	11,516	—		86,255

(1)	Reflects threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal year 2020 performance. For more information on our annual cash incentive program, see the description contained in the “Compensation Discussion and Analysis” elsewhere in this proxy statement. In each case, the actual amount earned pursuant to our annual cash incentive program by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)	Reflects award of time-based restricted stock under the 2012 Incentive Plan, which vest in three equal installments on the first three anniversaries of the grant date.
(3)	Reflects the grant-date fair value of stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value of time-based grants of restricted stock and performance-based restricted stock units tied to Adjusted EBIT is based on the closing price of the Company’s common stock on the date of grant and the probable outcome of performance conditions.
(4)	Reflects awards of time-based restricted stock, which vest in three equal installments on December 9, 2020, December 9, 2021 and December 9, 2022.
(5)	Reflects award of time-based restricted stock granted to Mr. Sachse for his service as Executive Chairman of the Board of Directors, which vests on the first anniversary of the grant date.
(6)	Reflects the target payout level of performance-based restricted stock units that vest 100% if the Company's Adjusted EBIT equals or exceeds $32,700,000 for the fiscal year ending February 4, 2023. Recipients may receive up to 200% of the target units if Adjusted EBIT equals or exceeds $44,472,000. The percent of target units to be awarded is based on a matrix, which provides for a maximum payout of 200% of target units. Target units of less than 100% may be awarded based on the matrix for Adjusted EBIT values below $32,700,000 but no target units will vest if Adjusted EBIT is $29,757,000 or less.

Employment Agreements

See “Potential Payments Upon Termination or Change in Control” for information concerning severance agreements and employment non-compete, non-solicit and confidentiality agreements between the Company and each of the named executive officers.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table provides information concerning unvested restricted stock and restricted stock units outstanding as of January 30, 2021 for each of our named executive officers.

Stock Awards

			Market Value of	Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
	Number of Shares		Shares or Units of	Number of Unearned Shares,		Market or Payout Value of
	or Units of Stock		Stock That Have Not	Units or Other Rights That		Unearned Shares, Units or Other
	That Have Not Vested		Vested	Have Not Vested		Rights That Have Not Vested
	(#)		($)(1)	(#)		($)(1)
Peter R. Sachse	7,344	(1)	433,296	—		—
	5,584	(3)	329,456	—		—
	5,584	(4)	329,456	—		—
David N. Makuen	14,645	(1)	864,055	43,934	(2)	2,592,106
Pamela J. Edwards	13,000	(5)	767,000
Stuart Clifford	—		—	—		—
Jason B. Moschner	1,803	(6)	106,377	—		—
Lisa A. Powell	5,257	(7)	310,163	5,256	(2)	310,104
	4,507	(1)	265,913	4,506	(2)	265,854
	10,929	(8)	644,811	—		—
Ivy D. Council	7,052	(1)	416,068	7,051	(2)	416,009
	3,372	(8)	198,948	5,057	(10)	298,363
	2,323	(9)	137,057	—		—
Christina K. Short	5,758	(1)	339,722	5,758	(7)	339,722
	2,577	(8)	152,043	3,866	(10)	228,094
	1,736	(9)	102,424	—		—

(1)	Restricted shares were awarded on March 10, 2020 under the 2012 Incentive Plan and vest in three equal annual installments beginning March 20, 2021.

(2)	Reflects target number of performance based restricted stock units awarded on March 10, 2020 under the Citi Trends, Inc. 2012 Incentive Plan. These units are payable in shares of Common Stock with the number of shares based upon the achievement of various levels of Adjusted EBITDA for the Company’s fiscal year ending February 4, 2023. The number of units earned and vested will equal 100% of the target units upon the achievement of adjusted EBIT of $32,700,000. Recipients may receive up to 200% of the target units upon achievement of Adjusted EBIT of $44,472,000 based on a sliding scale which also provides for vesting of less than 100% of target units based on lower levels of adjusted EBIT. No units will be earned or vest for and adjusted EBIT level of $29,757,000 or lower.
(3)	Reflects restricted shares awarded to Mr. Sachse for serving as interim CEO. The remaining shares vest in two equal annual installments beginning December 9, 2021.
(4)	Restricted shares were awarded on March 20, 2018 under the 2012 Incentive Plan and vest on March 20, 2021.
(5)	Restricted shares were awarded on January 4, 2021 under the 2012 Incentive Plan and vest in three equal annual installments beginning January 4, 2022.
(6)	Restricted shares were awarded on January 13, 2020 under the 2012 Incentive Plan and vest in three equal annual installments beginning January 13, 2021.

(7)	Restricted shares were awarded on October 20, 2020 under the 2012 Incentive Plan and vest in three equal annual installments beginning March 20, 2021.
(8)	Restricted shares were awarded on March 12, 2019 under the 2012 Incentive Plan and vest in two equal annual installments beginning March 20, 2021.
(9)	Restricted shares were awarded on March 20, 2018 under the 2012 Incentive Plan and vest on March 20, 2021.
(10)	Reflects target number of performance-based restricted stock units awarded on March 12, 2019 under the Citi Trends, Inc. 2012 Incentive Plan. These units are payable in shares of Common Stock and will be earned and vest based on the achievement of $63,000,000 of Adjusted EBITDA for the Company’s fiscal year ending January 29, 2022. The number of units earned and vested will increase 20% should the Company’s Adjusted EBITDA for the period equal or exceed $69,000,000.
(11)	Market value is based on the closing stock price of $50.00 on January 29, 2021, the last trading day of our 2020 fiscal year.

Option Exercises and Stock Vested Table for Fiscal Year 2020

The following table sets forth information concerning each vesting of restricted stock during the last completed fiscal year for each of the named executive officers.

Stock Awards

	Number of
	Shares	Vesting
	Acquired on	Value
	Vesting	Realized on
Name	(#)	($)(1)
Peter R. Sachse	9,978	312,894
David N. Makuen	—	—
Pamela J. Edwards	—	—
Stuart C. Clifford	4,234	44,976
Jason B. Moschner	902	53,759
Lisa A. Powell	5,465	136,516
Ivy D. Council	7,623	92,431
Christina K. Short	5,106	56,905

(1)	Reflects the fair market value of the shares on the vesting date.

Potential Payments Upon Termination or Change in Control

As discussed in the “Other Benefits” section of the “Compensation Discussion and Analysis,” the Company has entered into severance agreements with each of the named executive officers, except for Mr. Sachse. Each severance agreement provides that if the Company terminates an executive’s employment without Cause (as defined in the severance agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the severance agreement), provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased (a “Qualifying Termination”), the Company will provide the executive with separation payments of twelve months base salary, and will pay the executive the full monthly cost, less applicable tax withholdings, to maintain the same level of group health insurance maintained by the executive as of his separation from service for twelve months. Mr. Makuen’s severance agreement also provides him with the severance benefits noted above if he terminates his employment in the event his job duties have been materially diminished or his compensation has been materially decreased (regardless of whether a Change in Control has occurred).

“Cause” generally means (i) commission of an act of fraud or dishonesty; (ii) conviction of a felony or a crime involving embezzlement, conversion of property or moral turpitude; (iii) engaging in willful or reckless misconduct or gross negligence in connection with Company property or activities which adversely affects the Company; (iv) material breach of any obligations as an employee or stockholder as set forth in certain Company policies; or (v) failure or refusal to perform any material duty or responsibility or a breach of fiduciary obligations to the Company.

Pursuant to the terms of our 2012 Incentive Plan, and/or the applicable award agreements, all outstanding options and unvested time-based restricted stock will become 100% vested upon the occurrence of a change in control. The following table summarizes the approximate value of the payments and benefits that each of our named executive officers would receive if the Company had terminated such executive’s employment at the close of business on February 1, 2020 or if a change in control of the Company had occurred as of such date. The amounts shown in the table exclude distributions under our 401(k)-retirement plan that are generally available to all of our salaried employees.

	Peter R.	David N.		Pamela J.	Stuart C.	Jason B.	Lisa A.	Ivy D.	Christina K.
	Sachse	Makuen		Edwards	Clifford	Moschner	Powell	Council	Short
Termination By Company Without Cause (Not in Connection with a Change in Control)
Cash Severance (1)	—	$675,000	(3)	$485,000	$231,000	$175,000	$450,000	$325,000	$310,000
COBRA Payments	—	21,562	(3)	19,126	8,133	14,270	14,910	7,794	7,794
Total	—	$696,562		$504,126	$239,133	$189,270	$464,910	$332,794	$317,794
Termination By Company Without Cause; Qualifying Termination by Executive (In Connection with a Change in Control)
Cash Severance (1)	—	675,000	(3)	$485,000	$231,000	$175,000	$450,000	$325,000	$310,000
COBRA Payments	—	21,562	(3)	19,126	8,133	14,270	14,910	7,794	7,794
Value of Accelerated Unvested Restricted Stock (2)	$1,092,208	3,456,161		767,000	$—	$106,377	$1,796,845	$1,466,445	$1,162,005
Total	$1,092,208	4,152,723		$1,271,126	$239,133	$295,647	$2,261,755	1,799,239	1,479,799
Change in Control of the Company (Regardless of Termination of Employment)
Value of Accelerated Unvested Restricted Stock (2)	$1,092,208	3,456,161		767,000	$—	$106,377	$1,796,845	$1,466,445	$1,162,005
Total	$1,092,208	3,456,161		$767,000	$—	$106,377	$1,796,845	$1,466,445	$1,162,005

(1)	Reflects cash severance equal to 12 months of the executive’s fiscal year 2020 annual salary.
(2)	Reflects the value of time-based and performance-based restricted stock awards using the closing stock price of the Company's common stock on January 29, 2021 ($59.00).
(3)	In addition to a termination by the Company without Cause, Mr. Makuen would be entitled to these benefits if he terminates his employment in the event his job duties have been materially diminished or his compensation has been materially decreased (regardless of whether a Change in Control has occurred).

Director Compensation Table for Fiscal Year 2020

The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services as a member of the board of directors during fiscal year 2020, except for Mr. Makuen, our current Chief Executive Officer, who was not compensated for his services as a director, and Mr. Sachse, our former Interim Chief Executive Officer, whose compensation for his services as a director are disclosed in the Summary Compensation Table above.

	Fees Earned	Stock
	in Cash	Awards	Total
Name	($)	($) (1)	($)
Brian P. Carney	120,728	60,000	180,728
Jonathan Duskin	127,955	60,000	187,955
Kenneth D. Seipel	100,250	60,000	160,250
Laurens M. Goff	112,917	60,000	172,917
Margaret L. Jenkins	106,000	60,000	166,000

(1)	Reflects the grant-date fair value of 2,968 shares of restricted stock computed in accordance with FASB ASC Topic 718 based on the closing price of the Company's common stock on the date of grant, June 30, 2020. All such shares vest on the first anniversary of the grant date.

The aggregate number of shares of restricted stock held by each of the non-employee directors as of January 30, 2021, was 2,968. Each of the grants was made pursuant to a restricted stock award agreement, the form of which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2012. There were no awards of stock options to directors in fiscal 2020, and as of January 30, 2021, no director held any stock options.

Director Compensation

Annual Retainer. During fiscal 2020, all non-employee directors received an annual retainer fee of $84,000 (payable quarterly and prorated for any director that served for less than the full year). We also provided the following additional annual retainers: Chairman of the Board, $100,000, Lead Independent Director, $25,000; Chair of the Audit Committee, $12,000; Chair of the Compensation Committee, $8,000; and Chair of the Nominating and Corporate Governance Committee, $6,000.

Meeting Fees. Each of our non-employee directors received $2,500 for each board meeting attended and $750 for each telephonic meeting attended. We reimburse all of our non-employee directors for reasonable out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

In light of COVID-19 and related uncertainties and challenges faced by the Company, the Board decided to implement a temporary 25% reduction in the quarterly retainer fees and meeting fees payable for the second quarter of fiscal 2020.

Equity Awards. In addition, each non-employee director received restricted stock awards under the 2012 Incentive Plan, as shown in the preceding “Director Compensation Table for Fiscal Year 2020.”

PROPOSAL 2:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders have an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers. The Company seeks your advisory vote and asks that you support the compensation of our named executive officers as disclosed in this proxy statement.

As discussed in the “Compensation Discussion and Analysis” beginning on page 24, we have designed our executive compensation program to provide market-competitive compensation that will enable us to attract and retain a talented, diverse workforce. Our compensation program emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level. Our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong. We believe the 2020 compensation of our named executive officers is reflective of and consistent with that intent.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, our board of directors invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on compensation under “Executive Compensation”, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“RESOLVED, that stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, policies and practices, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. The stockholders’ advisory vote will not overrule any decision made by our board of directors or the Compensation Committee or create or imply any additional fiduciary duty by our directors. Our board of directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the Annual Meeting of Stockholders on May 24, 2017, our stockholders expressed a preference that say-on-pay votes occur every year. Consistent with this preference, the Board determined to continue its policy of having say-on-pay votes every year, and the next stockholder advisory vote is expected to occur at the 2022 annual meeting of stockholders. A vote to recommend the frequency of say-on-pay votes is required every six years, and accordingly, a vote to recommend the frequency of such votes in the future will occur at the 2023 Annual Meeting.

The board of directors recommends that stockholders vote “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company’s policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company. Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source, supplier, or competitor, or taking part in any activity that enhances or supports a competitor’s position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

The Company’s Code of Business Conduct and Ethics requires that the Audit Committee review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the CEO who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC’s rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm’s-length basis.

In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee, as set forth in its charter, to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

The Company had no related party transactions during fiscal 2020 to disclose pursuant to Item 404 of the SEC’s Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 5, 2021, for the following persons:

●	each stockholder known by us to own beneficially more than 5% of our common stock;
●	each of our directors and named executive officers; and
●	all directors and executive officers as a group.

The table below lists applicable percentage ownership based on 9,418,042 shares of common stock outstanding as of April 5, 2021. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of April 5, 2021, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

Directors and Named Executive Officers

	Number of Shares of	Percentage of
	Common	Class
Name of Beneficial Owner	Stock Beneficially Owned
David N. Makuen	16,124	*
Pamela J. Edwards	14,867	*
Stuart Clifford (1)	—	*
Jason B. Moschner	3,252	*
Lisa A. Powell	23,701	*
Ivy D. Council	73,131	*
Christina K. Short	8,692	*
Brian P. Carney	38,097	*
Laurens M. Goff	23,181	*
Jonathan Duskin (2)	244,268	2.6%
Margaret L. Jenkins	7,358	*
Peter R. Sachse	61,085	*
Kenneth D. Seipel	5,939	*
Directors and executive officers as a group (16 persons)	586,020	6.2%

*	Denotes less than 1%.
(1)	Mr. Clifford retired effective as of March 29, 2020.
(2)	Includes 236,910 shares of common stock that are owned directly by Macellum SPV III, LP ("Macellum SPV"). Macellum Management, LP ("Macellum Management") serves as the investment manager of Macellum SPV. Macellum Advisors GP, LLC ("Macellum GP") serves as the general partner of Macellum Management and Macellum SPV. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the securities of the Company owned directly by Macellum SPV. Mr. Duskin disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

5% Stockholders

	Number of Shares of Common	Percentage of
Name of Beneficial Owner	Stock Beneficially Owned	Class
Dimensional Fund Advisors L.P.(1) Building One 6300 Bee Cave Road Austin, TX 78746	880,050	8.70%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	745,636	7.40%
AllianceBernstein L.P. (3) 1345 Avenue of the Americas New York NY 01015	685,807	6.80%
Cowbird Capital L.P. (4) One World Trade Center, 84th Floor, New York, NY 10007	530,972	5.20%

(1)	This information is based on a Schedule 13G/A dated as of December 31, 2020 and filed on February 12, 2021. Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser and furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds, and as such may be deemed to be the beneficial owner of shares held by the Funds. All listed securities are owned by the Funds and Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting power with respect to 848,009 of the shares and sole dispositive power with respect to the listed shares.
(2)	This information is based on a Schedule 13G/A dated as of December 31, 2020 and filed on January 29, 2021. The shares listed in the table are beneficially owned by the following subsidiaries of BlackRock, Inc.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company; National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting power with respect to 735,037 of the shares and sole dispositive power with respect to the listed shares.
(3)	This information is based on a Schedule 13G/A dated as of December 31, 2020 and filed on February 8, 2021. AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein L.P., in its capacity as an investment adviser, is deemed to have sole voting power with respect to 587,830 of the shares and sole dispositive power with respect to the listed shares.
(4)	This information is based on a Schedule 13G dated as of December 31, 2020 and filed on February 16, 2021.

Executive Compensation – Equity Compensation Plan Information

The following table represents those securities authorized for issuance as of January 30, 2021 under our existing equity compensation plans.

Number of securities
remaining available for
	Number of securities to		Weighted average		future issuance under
	be issued upon exercise		exercise price of		equity compensation
	of outstanding options,		outstanding options,		plans (excluding
	warrants and rights		warrants and rights		securities reflected in
Plan category	(a)		(b)		column (a))(c)
Equity compensation plans approved by security holders	237,336	(1)	—	(2)	602,097	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	237,336		—		602,097

(1)	Includes shares issuable pursuant to time-based restricted stock units and performance-based restricted stock units (based on maximum payout levels) granted under the Citi Trends, Inc. 2012 Incentive Plan (the “2012 Plan”). Does not include unvested restricted stock granted under the 2012 Plan totaling 175,077 shares.
(2)	No options were outstanding as of January 30, 2021.
(3)	Reflects shares available for awards of options, restricted stock, restricted stock units and other performance awards under the 2012 Plan.

PROPOSAL 3:

APPROVAL OF THE CITI TRENDS, INC. 2021 INCENTIVE PLAN

On April 9, 2021, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Citi Trends, Inc. 2021 Incentive Plan (the “2021 Incentive Plan”). The 2021 Incentive Plan will become effective as of the date it is approved by the Company’s stockholders (the “Effective Date”).

The 2021 Incentive Plan is intended to serve as the successor to the Company’s 2012 Incentive Plan (the “Prior Plan”). As of April 5, 2021, there were 293,679 shares of the Company’s Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were 584,743 shares of the Company’s Common Stock reserved and available for future awards under the Prior Plan.

The Prior Plan has been the sole source of shares for all equity incentive awards granted to the Company’s officers, employees and directors since 2012, and during such time, the Company have never sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan. If the Company’s stockholders approve the 2021 Incentive Plan, all future equity awards will be made from the 2021 Incentive Plan, and the Company will not grant any additional awards under the Prior Plan.

If the 2021 Incentive Plan is approved by stockholders, as of the Effective Date, the aggregate number of shares reserved and available for issuance pursuant to the grant of new awards under the 2021 Incentive Plan will be 200,000, plus the number of shares remaining available for grant under the Prior Plan as of the Effective Date (not to exceed 585,000). Approval of the 2021 Incentive Plan will enable the Company to continue making equity compensation grants that will serve as incentives to recruit and retain key employees and qualified directors, and to continue aligning the interests of its employees and directors with stockholders.

A summary of the 2021 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Incentive Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

The Company has designed the 2021 Incentive Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:

●	No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
●	Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including a cancellation or repurchase of “underwater” awards in exchange for cash or other awards.
●	Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2021 Incentive Plan will be subject to a minimum vesting period of one year.
●	No Liberal Share Recycling on Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR, or to satisfy tax withholding obligations in connection with the exercise or settlement of such awards count against the number of shares remaining available under the 2021 Incentive Plan.
●	No Dividends or Dividend Equivalents on Unearned Awards. The 2021 Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.
●	No Single-Trigger Change in Control Vesting. If awards granted under the 2021 Incentive Plan are assumed by the successor entity in connection with a change in control of the Company, such awards will not automatically vest and pay out upon the change in control.
●	Awards Subject to Clawback Policy. Awards under the 2021 Incentive Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.
●	No Tax Gross-Ups. The 2021 Incentive Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of April 5, 2021 (and without giving effect to approval of the 2021 Incentive Plan under this Proposal):

Total shares underlying outstanding stock options and SARs	Prior Plan (1)
Total shares underlying outstanding unvested time-based full value awards	139,968
Total shares underlying outstanding unvested performance-based full value awards	153,711	(2)
Total shares underlying all outstanding awards	293,679

Total shares currently available for grant	584,743	(3)

Common Stock outstanding as of April 5, 2021	9,418,042
Market price of Common Stock as of April 5, 2021	$ 87.92

(1)

Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan. As April 5, 2021 (and as of the date of this Proxy Statement), no other predecessor plans had awards outstanding or shares available for future awards.

(2)	All unvested performance-based awards are unearned as of April 5, 2021. Assumes performance-based awards will vest and pay out based on target performance levels being achieved.
(3)	Represents the total number of shares available for future awards under the Prior Plan.

As noted above, as of April 5, 2021, there were approximately 584,743 shares reserved and available for future awards under the Prior Plan. The 2021 Incentive Plan authorizes an additional 200,000 shares for future grants (representing approximately 2.1% of the Company’s outstanding shares as of April 5, 2021). In setting and recommending to stockholders the number of additional shares to authorize under the 2021 Plan, the Compensation Committee and the Board considered the historical number of equity awards granted under the Prior Plan, potential dilution from the 2021 Incentive Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years.

The aggregate shares shown in the table above (total shares underlying all outstanding awards and total shares currently available for grant) represent a fully-diluted overhang of approximately 8.5% based on the Company’s common shares outstanding as of April 5, 2021. If the 2021 Plan is approved, the additional 200,000 shares available for issuance would increase the overhang to approximately 10.3%. The Company calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the share reserve for the 2021 Incentive Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The Company’s burn rate averaged 1.0% of common shares outstanding over the last three years (fiscal years 2018-2020), as shown in the table below.

				3-Year
Fiscal Year	2018	2019	2020	Average
Time-based RSUs granted	80,042	122,816	127,880	110,246
Performance-based awards vested	2,810	—	—	937
Total	82,852	122,816	127,880	111,183
Weighted-average common shares outstanding	12,030,063	11,673,887	10,282,718	11,328,889
Gross burn rate (1)	0.7%	1.1%	1.2%	1.0%

(1)	Total number of restricted stock units and granted, and performance-based awards vested in each year divided by weighted average common shares outstanding.

Summary of the 2021 Incentive Plan

Purpose. The purpose of the 2021 Incentive Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

Administration. The 2021 Incentive Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2021 Incentive Plan; interpret the terms and intent of the 2021 Incentive Plan and any award certificate; and make all other decisions and determinations that may be required under the 2021 Incentive Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2021 Incentive Plan.

Eligibility. The 2021 Incentive Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Committee. As of February 24, 2021, approximately 5,200 employees, six non-employee directors, and no company consultants would be eligible to participate in the 2021 Incentive Plan, although historically the Company has limited participation under the Prior Plan to its non-employee directors and approximately 20 key employees.

Permissible Awards. The 2021 Incentive Plan authorizes the granting of awards in any of the following forms:

●	market-priced stock options to purchase shares of the Company’s Common Stock (for a term not to exceed 10 years), which may be designated under the Internal Revenue Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);
●	SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Company’s Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);
●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;
●	stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to any vesting requirements as may be set by the Committee;
●	performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;
●	other stock-based awards that are denominated in, or valued by reference to, shares of the Company’s Common Stock; an

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, as of the Effective Date, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2021 Incentive Plan is 200,000, plus the number of shares remaining available for grant under the Prior Plan as of the Effective Date (not to exceed 585,000). If the Company’s stockholders approve the 2021 Incentive Plan, all future equity awards will be made from the 2021 Incentive Plan. No further awards may be granted under the Prior Plan.

Share Counting.  Shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2021 Incentive Plan shall be counted against the 2021 Incentive Plan reserve as follows:

●	To the extent that all or a portion of an award (or, after the Effective Date, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited shares originally subject to the award (or, after the Effective Date, an award granted under the Prior Plan) will be added back to the 2021 Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2021 Incentive Plan.
●	Shares subject to awards (or after the Effective Date, awards granted under the Prior Plan) settled in cash will be added back to the 2021 Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2021 Incentive Plan.
●	Shares withheld or repurchased from an award other than a stock option or SAR (or, after the Effective Date, an award other than a stock option or SAR granted under the Prior Plan) or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will be added back to the 2021 Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2021 Incentive Plan.
●	Shares withheld or repurchased from a stock option or a SAR or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the 2021 Incentive Plan share reserve for issuance pursuant to awards granted under the 2021 Incentive Plan.
●	The full number of shares subject to a stock option shall count against the number of shares remaining available for issuance pursuant to awards granted under the 2021 Incentive Plan, even if the exercise price of a stock option is satisfied through net-settlement or by delivering shares to the Company (by either actual delivery or attestation).
●	The full number of shares subject to a SAR shall count against the number of shares remaining available for issuance pursuant to awards made under the 2021 Incentive Plan (rather than the net number of shares actually delivered upon exercise).

Limitations on Awards. The maximum number of shares of Common Stock subject to stock options, and the maximum number of shares of Common Stock subject to SARs, that may be granted under the 2021 Incentive Plan in any calendar year to any one participant is 160,000 each. The maximum number of shares of Common Stock underlying awards of restricted stock or restricted stock units that may be granted under the 2021 Incentive Plan in any calendar year to any one participant, in the aggregate, is 160,000. The maximum number of shares of Common Stock subject to other stock-based awards that may be granted under the 2021 Incentive Plan in any calendar year to any one participant is 160,000.

Limitation of Non-Employee Director Compensation. The maximum aggregate compensation that may be granted or awarded to any non-employee director, including all meeting fees, cash retainers and retainers granted in the form of stock awards, shall not exceed $500,000, or $750,000 in the case of a non-employee Chairman of the Board or Lead Director.

Minimum Vesting Requirements. Awards granted under the 2021 Incentive Plan will be subject to a minimum vesting period of one year; provided, that the following awards shall not be subject to such minimum vesting requirement: any (i) substitute awards granted in connection with a business combination, (ii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of stockholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) awards up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2021 Incentive Plan. The minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an award, including in cases of termination of employment or a change in control, in the terms of the award certificate or otherwise.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award, or in the applicable transaction document:

(A)upon the occurrence of a change in control of the Company in which awards under the 2021 Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2021 Incentive Plan), then:

●	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
●	the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

(B)upon the occurrence of a change in control of the Company in which awards under the 2021 Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

●	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
●	the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Anti-Dilution Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2021 Incentive Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2021 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2021 Incentive Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2021 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2021 Incentive Plan will terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the 2021 Incentive Plan that increases the number of shares subject to the 2021 Incentive Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2021 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2021 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optioned or to the Company upon the grant of a nonstatutory stock option under the 2021 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2021 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m)

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2021 Incentive Plan.

Benefits to Named Executive Officers and Others

As of April 16, 2021, no awards had been granted under the 2021 Incentive Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the Company’s executive officers, directors and other employees pursuant to the 2021 Incentive Plan in the future.

The board of directors recommends that stockholders vote “FOR” the approval of the Citi Trends, Inc. 2021 Incentive Plan.

PROPOSAL 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022 and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. In determining whether to reappoint KPMG as our independent auditor, the Audit Committee considered a number of factors, including, among others, the quality of services and sufficiency of resources, the firm’s independence and objectivity, communication and interaction with the Audit Committee and management, and the reasonableness of its fees for audit and non-audit services. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2019 and 2020 financial statements and the fees billed to us in 2019 and 2020 by KPMG LLP for other professional services:

	2020	2019
Audit Fees (1)	$865,000	$913,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$865,000	$913,000

(1)	Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly financial statements filed for fiscal 2019 and fiscal 2020.

Audit Committee Pre-Approval Policy

In accordance with the Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee.

The Audit Committee’s pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to the Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm and must include a detailed description of the services to be provided.

Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

The board of directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 29, 2022.

OTHER BUSINESS

We know of no other matter to come before the annual meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named as proxies in the enclosed proxy card to vote such proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Any proposal or proposals by a stockholder pursuant to Rule 14a-8 of the Exchange Act intended to be included in the Company’s proxy statement and proxy card relating to the 2022 annual meeting of stockholders must be received by us no later than December 17, 2022. In addition, if you desire to bring business (including director nominations) before our 2022 annual meeting of stockholders, you must comply with the Company’s bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than February 2, 2022 and no later than March 4, 2022. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card relating to the 2022 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Notices of intention to present proposals at the 2022 annual meeting should be addressed to the Company, Attention: Secretary, 104 Coleman Boulevard, Savannah, Georgia 31408.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, as filed with the SEC, accompanies this proxy statement. A copy of the Annual Report is available, without charge, upon written request directed to our Secretary at the corporate address set forth above.

Appendix A

CITI TRENDS, INC.

2021 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1    GENERAL.    The purpose of the Citi Trends, Inc. 2021 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Citi Trends, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)    “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts, as determined in good faith by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)    “Change in Control” means and includes the occurrence of any one of the following events:

(i)    during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 33% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 33% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 33% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 33% or more of the total common stock or 33% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)    “Committee” means the committee of the Board described in Article 4.

(j)    “Company” means Citi Trends, Inc., a Delaware corporation, or any successor corporation.

(k)   “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)    “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)    “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)    “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(o)    “Effective Date” has the meaning assigned such term in Section 3.1.

(p)    “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(q)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)    “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)    “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)    “Good Reason” (or similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u)    “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)    “Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x)    “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)    “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)    “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)    “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)    “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)    “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)    “Performance Award” means an Award granted pursuant to Article 10.

(ee)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)    “Plan” means the Citi Trends, Inc. 2021 Incentive Plan, as amended from time to time.

(gg)    “Prior Plan” means the Citi Trends, Inc. 2012 Incentive Plan, as amended from time to time.

(hh)    “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii)    “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj)    “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(kk)    “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ll)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm)    “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1    EFFECTIVE DATE.    The Plan was approved by the Board on April 9, 2021, and shall be effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

3.2    TERM OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after April 9, 2031.

ARTICLE 4

ADMINISTRATION

4.1    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3    AUTHORITY OF COMMITTEE.    Except as provided in Sections 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)    Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan;

(f)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)    Amend the Plan or any Award Certificate as provided herein; and

(k)    Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4    DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5    INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES.    Subject to adjustment as provided in Section 5.2 and Section 14.1, (i) the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 200,000 Shares, plus the number of shares remaining available for grant under the Prior Plan as of the Effective Date (not to exceed 585,000).  The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 200,000.  From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2    SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a)         To the extent that all or a portion of an Award (or, after the Effective Date, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited Shares originally subject to the Award (or, after the Effective Date, an award granted under the Prior Plan) will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)         Shares subject to Awards (or, after  the Effective Date, awards granted under the Prior Plan) settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)         Shares withheld or repurchased from a Full-Value Award (or, after the Effective Date, an award other than a stock option or stock appreciation right granted under the Prior Plan) or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)Shares withheld or repurchased from an Option or a SAR or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.

(e)         The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(f)         The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(g)         Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1 (and any unissued or forfeited Shares underlying a substitute Award that is canceled, terminates, expires, is forfeited or lapses for any reason shall not be added back to the Plan share reserve).

(h)         Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees or directors of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14):

(a)         Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 160,000.

(b)         SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 160,000.

(c)         Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 160,000.

(d)         Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 160,000 Shares.

5.5    LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $500,000, or $750,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6

ELIGIBILITY

6.1    GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)    Prohibition on Repricing.    Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for a new Option or other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) the Company may not take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Exchange.

(c)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e)    Exercise Term.    Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)    No Deferral Feature.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    No Dividend Equivalents.    No Option shall provide for Dividend Equivalents.

7.2    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    Right to Payment.    Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which (except for a SAR issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    Prohibition on Repricing.    Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for a new SAR other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) the Company may not take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Exchange.

(c)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Sections 8.1(d) and 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.

(d)    Exercise Term.  Except for SARs granted to Participants outside of the United States, no SAR granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e)    No Deferral Feature.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(f)    No Dividend Equivalents.    No SAR shall provide for Dividend Equivalents.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

9.1    GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2    ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines, subject to Section 13.6, at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3    DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends accrued on shares of Restricted Stock or Dividend Equivalents accrued with respect to Restricted Stock Units or Deferred Stock Units before the underlying Awards are vested shall, as provided in the Award Certificate, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or Dividend Equivalents accrued with respect to forfeited Restricted Stock, Restricted Stock Units or Deferred Stock Units will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock,

Restricted Stock Units or Deferred Stock Units as to which the restrictions have not yet lapsed or which is not vested shall be subject to the same restrictions, vesting and risk of forfeiture as the underlying Award and shall not be paid/settled unless and until the underlying Award vests.

9.4    FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. Subject to Section 5.4, the Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, and to designate the provisions of such Performance Awards as provided in Section 4.3.

10.2    PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a Dividend Equivalent with respect to a Full-Value Award as to which the restrictions have not yet lapsed or which is not yet vested shall be subject to the same restrictions, vesting and risk of forfeiture as such Full-Value Award to which it relates and shall not be paid/settled unless and until the underlying Full-Value Award vests.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value or net asset value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards, subject to Article 11 and Section 13.6.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2     FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3    LIMITS ON TRANSFER.

(a)    Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)    No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)    Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.

(d)    Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4    BENEFICIARIES.    Notwithstanding Section 13.3, a Participant may, if permitted by the Committee and in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5    STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6    MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.10, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of stockholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1).  For the avoidance of doubt, this Section 13.6 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Certificate or otherwise.

13.7    EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award or in the applicable transaction document.

(a)    Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of service (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of service. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

(b)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.8    DISCRETION TO ACCELERATE AWARDS.    The Committee may in its sole discretion determine that, upon the termination of service of a Participant all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by the Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9    RECOUPMENT AND FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.10    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1    MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and Section 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and Section 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2    DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3    GENERAL.    Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1     AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan.(iii)    materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, or (iv) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange.

15.2    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for a new Option, SAR or other Awards if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, and (iv) the Company may not take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange; and

(c)    No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3    COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1    RIGHTS OF PARTICIPANTS.

(a)    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)    General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A conforming event.

(c)    Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code: (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)    Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    Timing of Release of Claims    Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)    Permitted Acceleration.    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12    SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Citi Trends, Inc. 2021 Incentive Plan as adopted by the Board on April 9, 2021, and approved by the Company’s stockholders on June 2, 2021.

CITI TRENDS, INC.

By:
Name:
Title:

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Brian P. Carney For 0 0 0 0 0 0 0 For Against 0 0 0 0 0 0 0 Against Abstain 0 0 0 0 0 0 0 Abstain 1A For 0 0 Against 0 0 Abstain 0 0 1B Jonathan Duskin 3 Approve the 2021 Incentive Plan. 1C Laurens M. Goff 4Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022. 1D Margaret L. Jenkins 1E David N. Makuen 1F Peter R. Sachse 1G Kenneth D. Seipel The Board of Directors recommends you vote FOR proposals 2, 3 and 4. basis, the compensation of our named executive John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000510071_1 R1.0.0.177 2An advisory vote to approve, on a non-binding000 officers as set forth in the proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 06/01/2021. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CITI TRENDS, INC. ATTN: JASON MOSCHNER 104 COLEMAN BLVD SAVANNAH, GA 31408 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com CITI TRENDS, INC. Annual Meeting of Stockholders June 2, 2021 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David N. Makuen and Peter R. Sachse, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CITI TRENDS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EDT on 6/2/2021, at www.virtualshareholdermeeting.com/CTRN2021 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000510071_2 R1.0.0.177

Your Vote Counts! CITI TRENDS, INC. 2021 Annual Meeting Vote by June 01, 2021 11:59 PM ET CITI TRENDS, INC. ATTN: JASON MOSCHNER 104 COLEMAN BLVD SAVANNAH, GA 31408 Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 30# FLASHID-JOB# You invested in CITI TRENDS, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 02, 2021. Get informed before you vote View the Annual Report, Form 10-K, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 19, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 02, 2021 9:00 AM EDT www.virtualshareholdermeeting.com/CTRN2021 *Please check the meeting materials for any special requirements for meeting attendance. 1 OF 322,224 148,294 2 For complete information and to vote, visit www.ProxyVote.com Control # XXXX XXXX XXXX XXXX

Vote at www.ProxyVote.com Control # XXXX XXXX XXXX XXXX THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. SHARE CLASSES REPRESENTED FOR VOTING THE COMPANY NAME INC. - COMMON ASDFGHJKL 123456789.1234 THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K 123456789.1234 123456789.1234 123456789.1234 123456789.1234 123456789.1234 123456789.1234 123456789.1234 Board Recommends Voting Items FLASHID-JOB# Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1.Election of Directors Nominees: 1ABrian P. Carney For 1BJonathan Duskin For 1CLaurens M. Goff For 1DMargaret L. Jenkins For 1EDavid N. Makuen For 1FPeter R. Sachse For 1GKenneth D. Seipel For 2An advisory vote to approve, on a non-binding basis, the compensation of our named executive officers as set forth in the proxy statement. For 3Approve the 2021 Incentive Plan. For 4Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022. For